                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                              HARSCO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[Harsco Logo]

NOTICE OF
2004 MEETING
AND PROXY
STATEMENT

HARSCO CORPORATION

[Harsco Logo]
--------------------------------------------------------------------------------

                                                              HARSCO CORPORATION
                                                          350 Poplar Church Road
                                                         Camp Hill, PA 17011 USA
                                                             Mail: P.O. Box 8888
                                                    Camp Hill, PA 17001-8888 USA

                                                         Telephone: 717.763.7064
                                                               Fax: 717.763.6424
                                                             Web: www.harsco.com

March 23, 2004

To Our Stockholders:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of your Company, which will be held on Tuesday, April 27, 2004, beginning at 10 a.m. at the Radisson Penn Harris Hotel and Convention Center, Camp Hill, Pennsylvania.

Information about the Annual Meeting, including a listing and discussion of the various matters on which you, as our stockholders, will act, may be found in the formal Notice of Annual Meeting of Stockholders and Proxy Statement included with this mailing. We look forward to greeting as many of our stockholders as possible.

The Company is providing you with the opportunity to vote your shares by calling a toll-free number or via the Internet as explained in the instructions on your Proxy Card.

Whether you plan to attend the Annual Meeting or not, we urge you to fill in, sign, date and return the enclosed Proxy Card, in the postage-paid envelope provided, or vote by telephone or via the Internet, in order that as many shares as possible may be represented at the Annual Meeting. The vote of every stockholder is important and your cooperation in returning your executed Proxy promptly will be appreciated.

Sincerely,

/s/ Derek C. Hathaway
Derek C. Hathaway
Chairman, President and Chief
Executive Officer

This document is being first mailed to stockholders on or about March 23, 2004.

                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS....................     1
ANNUAL MEETING INFORMATION..................................     2
  General...................................................     2
  Voting....................................................     2
  Revocation of Proxies.....................................     3
  Abstentions and Broker Non-Votes..........................     3
  Other Business............................................     3
CORPORATE GOVERNANCE........................................     3
BOARD INFORMATION...........................................     4
  Structure.................................................     4
  Meeting Attendance and Committees.........................     4
  Directors' Compensation...................................     6
  Shareholder Communications with the Board of Directors....     7
  The Nominating Process....................................     7
PROPOSAL 1: ELECTION OF DIRECTORS...........................     8
DIRECTOR INFORMATION........................................     8
  Nominees for Terms Expiring in 2007.......................     9
  Directors Whose Terms Expire in 2005......................    10
  Directors Whose Terms Expire in 2006......................    11
NON-DIRECTOR EXECUTIVE OFFICERS.............................    12
SHARE OWNERSHIP OF DIRECTORS, MANAGEMENT AND
  CERTAIN BENEFICIAL OWNERS.................................    12
REPORT OF THE AUDIT COMMITTEE...............................    14
FEES BILLED BY THE ACCOUNTANTS FOR AUDIT AND NON-AUDIT
  SERVICES..................................................    16
HARSCO STOCK PERFORMANCE GRAPH..............................    17
PROPOSAL 2: APPROVE AMENDMENT AND RESTATEMENT OF THE
  1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN...................    18
PROPOSAL 3: APPROVE AMENDMENT AND RESTATEMENT OF THE
  1995 EXECUTIVE INCENTIVE COMPENSATION PLAN................    22
EQUITY COMPENSATION PLAN INFORMATION........................    31
PROPOSAL 4: APPOINTMENT OF INDEPENDENT ACCOUNTANTS..........    33
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE
  COMPENSATION..............................................    33

EXECUTIVE COMPENSATION AND OTHER INFORMATION..............................................................         38
  Summary of Cash and Certain Other Compensation..........................................................         38
  Summary Compensation Table..............................................................................         38
  Stock Options Issued During the 2003 Fiscal Year........................................................         39
  Option Exercises and Holdings...........................................................................         40
  Retirement Plans........................................................................................         40
  Employment Agreements with Officers of the Company......................................................         43
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...............................................         44
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................................................         44
OTHER MATTERS.............................................................................................         44
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR PRESENTATION AT
  2005 ANNUAL MEETING OF STOCKHOLDERS.....................................................................         44
APPENDIX A: 1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN.......................................................        A-1
APPENDIX B: 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN....................................................        B-1
APPENDIX C: AUDIT COMMITTEE CHARTER.......................................................................        C-1

HARSCO CORPORATION
P.O. Box 8888
Camp Hill, Pennsylvania 17001-8888

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Harsco Corporation will be held on Tuesday, April 27, 2004, at 10 a.m. at the Radisson Penn Harris Hotel and Convention Center, Camp Hill, Pennsylvania to consider and act upon the following matters:

     1. Election of three Directors to serve until the 2007 Annual Meeting of Stockholders, and until their successors are elected and qualified;

     2. Approval of the 1995 Non-Employee Directors' Stock Plan as amended and restated;

     3. Approval of the 1995 Executive Incentive Compensation Plan as amended and restated;

     4. Ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 2004; and

     5. Such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 4, 2004, as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. The polls will open at 9:30 a.m. on the date of the Annual Meeting and will close at approximately 10:15 a.m. Proxies will be accepted continuously from the time of mailing until the closing of the polls.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR VOTE BY TELEPHONE OR VIA THE INTERNET, FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

By Order of the Board of Directors,

/s/ Mark E. Kimmel
Mark E. Kimmel
General Counsel and Corporate Secretary
March 23, 2004

                                PROXY STATEMENT

ANNUAL MEETING INFORMATION

GENERAL

     This Proxy Statement has been prepared in connection with the solicitation by the Board of Directors of Harsco Corporation, a Delaware corporation (the "Company"), of Proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company, to be held April 27, 2004, or at any adjournment or adjournments of the Annual Meeting.

     The following information relates to the Annual Meeting and the voting of your shares at the meeting:

        Type of shares entitled to
        vote at the Annual Meeting:       The Company's common stock, par value $1.25
        Record date for
        stockholders entitled to
        notice of, and to vote at,
        the Annual Meeting:               Close of business on March 4, 2004
        Shares of common stock
        issued and outstanding as
        of the record date:               40,953,630 shares
        Number of shares of
        treasury stock held by the
        Company as of the record
        date (Not entitled to
        vote):                            26,490,977 shares
        Proxy Statements, Notice of
        Meeting and Proxy Cards
        were first mailed to
        stockholders:                     On or about March 23, 2004
        Location of Company's
        executive offices:                350 Poplar Church Road, Camp Hill, Pennsylvania 17011

VOTING

     All shares of common stock entitled to vote at the Annual Meeting are of one class, with equal voting rights. Each share of common stock held by a stockholder is entitled to cast one vote on each matter voted on at the Annual Meeting. In order for the Annual Meeting to be valid and the actions taken binding, a quorum of stockholders must be present at the meeting, either in person or by proxy. A quorum is a majority of the issued and outstanding shares of common stock as of the Record Date. Assuming that a quorum is present, the affirmative vote by the holders of a plurality of the votes cast at the Annual Meeting will be required to act on the election of directors. Assuming that a quorum is present, the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Company entitled to vote, who are present in person or by proxy, will be required with respect to proposed amendments to the 1995 Non-Employee Directors' Stock Plan and the 1995 Executive Incentive Compensation Plan and at least a majority vote of the votes cast will be required for the ratification of PricewaterhouseCoopers LLP as independent accountants for the current fiscal year. The vote required to act on all other matters to come before the Annual Meeting will be in accordance with the voting requirements established by the Company's By-laws.

     The shares of common stock represented by each properly executed proxy received by the Board of Directors will be voted as follows at the Annual
Meeting:

     IF INSTRUCTIONS ARE PROVIDED, in accordance with such instructions specified, or

     IF NO INSTRUCTIONS ARE SPECIFIED, those shares of common stock will be voted FOR the election of nominees for Directors, FOR the approval of the 1995 Non-Employee Directors' Stock Plan as amended and restated, FOR the approval of the 1995 Executive Incentive Compensation Plan as amended and restated and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the current fiscal year.

REVOCATION OF PROXIES

     Any proxy granted pursuant to this solicitation or otherwise, may be revoked by the person granting the proxy at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering a written notice of revocation bearing a later date than the proxy, (ii) duly executing and delivering a later dated written proxy relating to the same shares, or (iii) attending the Annual Meeting and voting in person. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.

ABSTENTIONS AND BROKER NON-VOTES

     In certain circumstances, a stockholder will be considered to be present at the Annual Meeting for quorum purposes but will not be deemed to have cast a vote on a matter. That occurs when a stockholder is present but specifically abstains from voting on a matter or when shares are represented at the Annual Meeting by a proxy conferring authority to vote only on certain matters ("broker non-votes"). In conformity with Delaware law, abstentions and broker non-votes will not be treated as votes cast with respect to election of directors, and therefore will not affect the outcome of director elections. With respect to each other matter presented at the Annual Meeting, abstentions will be treated as negative votes on such matters, while broker non-votes will not be counted in determining the outcome.

OTHER BUSINESS

     The Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, or any adjournment of the Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

CORPORATE GOVERNANCE

     The Company has a long-standing commitment to good corporate governance practices. These practices come in many different forms and apply at all levels of the organization. They provide the Board of Directors and senior management of the Company with a framework that defines responsibilities, sets high standards of professional and personal conduct and promotes compliance with the various financial, ethical, legal and other obligations and responsibilities applicable to the Company. During 2003, the Board took numerous actions to strengthen the Company's corporate governance practices, including revising its Corporate Governance Principles, updating the Company's Code of Conduct and Board committee charters to comply with new regulatory requirements and reviewing the Company's executive compensation program. The revised Corporate Governance Principles, Code of Conduct and Board Commit-tee Charters can be accessed through the Internet at the Governance section of our website, www.harsco.com.

BOARD INFORMATION

STRUCTURE

     Information regarding the structure of the Company's Board of Directors:

           Current size:                    10 members
           Size of Board authorized
           in the By-laws:                  Not less than 5 or more than 12
           Number of Independent
           Directors:                       7 members
           Size of Board established
           by:                              Board of Directors
           Lead Director:                   R. C. Wilburn
           Classified Board:                Adopted in 1986
           Number of classes:               3
           Term of each class:              3 years
           # of Directors' terms
           expiring in 2004:                3 members
           Individuals nominated for
           election:                        G. D. H. Butler, J. I. Scheiner and R. C. Wilburn

MEETING ATTENDANCE AND COMMITTEES

     The Board of Directors met seven times during the fiscal year ended December 31, 2003. Attendance by Directors at all Board and Committee meetings was 93.2%. Only Messrs. Jasinowski and Strachan did not attend at least 75% of the meetings of the Board and all Committees on which they served. Mr. Jasinowski attended 73.3% of meetings of the Board and Committees of which he was a member. Mr. Strachan attended 70% of the meetings. Mr. Strachan resigned from the Board effective August 3, 2003.

AUDIT COMMITTEE                     Meetings in 2003: 5

                                    Members: Mr. Scheiner, Chairman, Messrs.
                                    Pierce, Jasinowski and Viviano and Ms.
                                    Scanlan

                                    Duties: Oversees the financial reporting processes of the Company, including meeting with members of management, the external auditors and the internal auditors, reviewing and approving both audit and non-audit services, reviewing the results of the annual audit and reviewing the adequacy of the Company's internal controls. The Committee is also responsible for managing the relationship with the external auditors. The Chairman of the Committee meets quarterly with management and the independent accountants to review financial matters. The Audit Committee recently completed a review of its charter and the Board approved a charter revision to clarify the Committee's responsibilities. A copy of the new charter is included as Appendix A to this Proxy Statement. See also the Report of the Audit Committee found on page 14.

EXECUTIVE COMMITTEE                 Meetings in 2003: 1

                                    Members: Mr. Hathaway, Chairman, Messrs.
                                    Scheiner, Sordoni and Wilburn

                                    Duties: Authorized to exercise all powers and authority of the Board of Directors when Board is not in session, except as may be limited by the General Corporation Law of the State of Delaware.

MANAGEMENT DEVELOPMENT AND
COMPENSATION COMMITTEE              Meetings in 2003: 7

                                    Members: Mr. Wilburn, Chairman, Messrs.
                                    Scheiner and Sordoni and Ms. Scanlan

                                    Duties: Administers the Company's executive compensation policies and plans; advises the Board regarding management succession and compensation levels for members of senior management. See also the Compensation Committee Report on Executive Compensation found on page 33. The Board has revised the Committee's charter as of January 2004 to clarify its responsibilities. A copy of the Committee's charter can be viewed at the Governance section of the Company's website, www.harsco.com.

NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE                Meetings in 2003: 2

                                    Members: Mr. Sordoni, Chairman, Messrs.
                                    Jasinowski, Pierce, Viviano and Wilburn

                                    Duties: Recommends Director candidates to the Board for election at Annual Meeting; reviews and recommends potential new Director candidates, and oversees the corporate governance program of the Company. The Board has revised the Committee's charter as of January 2004 to clarify its responsibilities in the nominating and corporate governance areas. A copy of the Committee's charter can be viewed at the Governance section of the Company's website, www.harsco.com.

DIRECTORS' COMPENSATION

     The current fees for Non-Employee Directors effective January 1, 2004 are as follows:

Annual Retainer:                                                     $35,000
Audit Committee Chair Fee (Annual):                                   $7,500
Management Development and Compensation
  Committee Chair Fee and Nominating and
  Corporate Governance Committee Chair Fee
  (Annual):                                                           $5,000
Board Meeting Fee (Per Meeting):                                      $1,500
Committee Meeting Fee (Per Meeting):                                  $1,500
Other Meetings and Duties (Per Day):                                  $1,500
Telephonic Meeting Fee (Per Meeting):                                   $750
Stock Options(1):                           2,000 shares annually (issued at
                                            an exercise price equal to the
                                            market value on the date of
                                            grant. Grant date is first
                                            business day of May.)(2)
Plan Participation(3):                      Deferred Compensation Plan for
                                            Non-Employee Directors

     Directors who are actively employed by the Company receive no additional compensation for serving as Directors and by policy, the Company does not pay consulting or professional service fees to Directors.

  (1) On May 1, 2003 the Company issued stock options for 2,000 shares each to the Non-Employee Directors. The exercise price of the options was $33.92 per share. The options can be exercised in whole or in part on or after May 1, 2004 and the options expire April 30, 2013.

  (2) A proposal is included in this Proxy Statement to amend the 1995 Non-Employee Directors' Stock Plan to permit the issuance of restricted stock and restricted stock units. If this proposal is approved by the stockholders, it is the Company's intention to cease issuing stock options to Directors and in their place issue 500 restricted stock units per year to each Non-Employee Director.

  (3) The Deferred Compensation Plan for Non-Employee Directors allows each outside Director to defer all or a portion of their director compensation until some future date selected by the Director. Pursuant to the Director's election, the accumulated deferred compensation is held in either an interest-bearing account or a Harsco phantom share account. The interest-bearing deferred account accumulates notional interest on the account balance at a rate equal to the five-year United States Treasury Note yield rate in effect from time to time. Contributions to the phantom stock account are recorded as notional shares of Harsco common stock. Deferred amounts are credited to the Director's account quarterly on the 15th of February, May, August and November. The number of phantom shares recorded is equal to the number of shares of common stock that the compensation which is deferred would have purchased at the market price of the stock on the day the account is credited. Dividends earned on the phantom shares are credited to the account as additional phantom shares. All phantom shares are non-voting and payments out of the account are made solely in cash based upon the market price of the common stock on the date of payment selected by the Director. Under certain circumstances, the accounts may be paid out early upon termination of directorship following a change in control. Directors are also permitted to make early withdrawals of their deferred accounts subject to a 10% forfeiture penalty.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The Board of Directors has recently adopted a formal process for stockholders to communicate directly with its members. Stockholders can contact the Board through the Chairman and Chief Executive Officer who is located at the Corporation's headquarters in Camp Hill, Pennsylvania. In addition, stockholders may contact any member of the Board, including the lead independent director, Dr. Robert Wilburn, by writing to the specific Board member in care of the Corporate Secretary at the Corporate Headquarters (350 Poplar Church Road, Camp Hill, PA 17011). The Corporate Secretary will forward any such correspondence to the applicable Board member. In addition, Board members can be contacted through e-mail at BoardofDirectors@Harsco.com.

     It is the Company's policy to request that all Board members attend the Annual Meeting of Stockholders. However, the Company also recognizes that personal attendance by all directors is not always possible. Ten of eleven directors attended the 2003 Annual Meeting of Stockholders.

THE NOMINATING PROCESS

     The Nominating and Corporate Governance Committee of the Board of Directors (the "Nominating Committee") is responsible for overseeing the selection of qualified candidates to serve as members of the Board of Directors and guiding the corporate governance philosophy and practices of the Company. The Nominating Committee is composed of five directors each of whom is "independent" under the rules of the New York Stock Exchange. The Nominating Committee operates according to a charter that complies with the guidelines established by the New York Stock Exchange.

     The Nominating Committee has not adopted formal procedures in selecting individuals to serve as members of the Board of Directors. Instead, it utilizes general guidelines that allow it to adjust the process to best satisfy the objectives established for any director search. The first step in the general process is to identify the type of candidate the Nominating Committee may desire for a particular opening. This may involve locating someone with a specific background, skill set or experiences. Once identified, the Committee next looks to the best method of finding a candidate who satisfies the specified criteria. The Nominating Committee may consider candidates recommended by management, by other members of the Committee or the Board of Directors, by stockholders or it may engage a third party to conduct a search for possible candidates. The Nominating Committee accepts recommendations for director candidates from stockholders and information regarding the submission of candidates is included in this Proxy Statement under the heading "STOCKHOLDER PROPOSALS AND NOMINATIONS FOR PRESENTATION AT 2005 ANNUAL MEETING OF STOCKHOLDERS."

     Once candidates are identified, the Committee conducts an evaluation of the candidate. The evaluation generally includes interviews and background and reference checks. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. While the Nominating Committee has not established minimum criteria for a candidate, it has established important factors to consider in evaluating a candidate. These factors include: strength of character, mature judgment, business experience, availability, attendance, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors.

     If the Nominating Committee determines that a candidate should be nominated as a candidate in the Proxy Statement, the candidate's nomination is then recommended to the Board of Directors, who may in turn conduct their own review to the extent they deem it appropriate. When the Board of Directors has agreed upon a candidate, they are then recommended to the stockholders for election at an Annual Meeting of Stockholders.

     Messrs. Butler, Scheiner and Wilburn, each of whom is a current director, have been recommended by the Nominating Committee to the Board of Directors for election as directors of the Company at the 2004 Annual Meeting of Stockholders and the Board has approved the recommendation. The Company did not engage a third party search firm to assist with the selection of the director candidates for the 2004 Annual Meeting of Stockholders. During 2003, the Company received no recommendation for directors from any stockholders.

PROPOSAL 1: ELECTION OF DIRECTORS

     Messrs. G. D. H. Butler, J. I. Scheiner and R. C. Wilburn have been duly nominated for their positions by the Board of Directors, upon the recommendation of the Nominating Committee. The term of office for which these directors are being nominated is until the 2007 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. Should any of these nominees become unavailable or prove unable to serve for any reason, proxies will be voted for the election of such other person or persons as the Board of Directors may select to replace such nominee. No circumstance is presently known which would render any nominee named herein unavailable to serve. Each person named as a nominee for Director has advised the Company of his willingness to serve if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. BUTLER, SCHEINER AND WILBURN.

DIRECTOR INFORMATION

     The information set forth below states the name of each nominee for Director and of each Director continuing in office, his or her age, a listing of present and previous employment positions, the year in which he or she first became a Director of the Company, other directorships held and the Committees of the Board on which the individual serves.

NOMINEES FOR TERMS EXPIRING IN 2007

                                                                                        DIRECTOR
                                                                                         OF THE
                                           POSITION WITH THE COMPANY                    COMPANY
       NAME          AGE                 AND PRIOR BUSINESS EXPERIENCE                   SINCE
       ----          ---                 -----------------------------                  --------
G. D. H. Butler      57    Senior Vice President -- Operations of the Corporation         2002
                           since 2000. Concurrently serves as President of the
                           MultiServ Division and President of the SGB Division.
                           President of Heckett MultiServ International and SGB from
                           2000 to 2003, and from 1994 to 2000 served as President of the Heckett MultiServ -- East Division. Served as Managing
                           Director -- Eastern Region of the Heckett MultiServ
                           Division in 1994. Served in various officer positions
                           within MultiServ International, N.V. prior to 1994 and
                           prior to Harsco's acquisition of that corporation in 1993.
J. I. Scheiner       59    President and Chief Operating Officer of Benatec               1995
                           Associates, Inc. (an engineering and environmental
                           company) since 1991. Previously, he was President of
                           Stoner Associates, Inc. (an engineering software company)
                           and Vice President of Huth Engineers (an engineering
                           company). Served as Secretary of Revenue for the
                           Commonwealth of Pennsylvania, and served as Deputy
                           Secretary for Administration, Pennsylvania Department of
                           Transportation. He is a member of the Pennsylvania Chamber of Business and Industry Board.
                           Chairman of the Audit Committee and member of the
                           Executive and the Management Development and Compensation
                           Committees.
R. C. Wilburn        60    President of the Gettysburg National Battlefield Museum        1986
                           Foundation (a nonprofit educational institution) since
                           2000. Former President and Chief Executive Officer of the
                           Colonial Williamsburg Foundation (a historic preservation
                           and educational outreach organization) between 1992 and
                           1999. Other former positions include Distinguished Service
                           Professor at Carnegie Mellon University; President of
                           Carnegie Institute and Carnegie Library and Secretary of
                           Education for the Commonwealth of Pennsylvania. He is a
                           Director of Erie Indemnity Company, Erie Family Life, and
                           CoManage.
                           Chairman of the Management Development and Compensation
                           Committee; Member of the Nominating and Corporate
                           Governance Committee and the Executive Committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2005

                                                                                        DIRECTOR
                                                                                         OF THE
                                           POSITION WITH THE COMPANY                    COMPANY
       NAME          AGE                 AND PRIOR BUSINESS EXPERIENCE                   SINCE
       ----          ---                 -----------------------------                  --------
S. D. Fazzolari      51    Senior Vice President, Chief Financial Officer and            2002
                           Treasurer of the Corporation since 1999. Served as Senior
                           Vice President and Chief Financial Officer from January
                           1998 to August 1999. Served as Vice President and
                           Controller from January 1994 to December 1997 and as
                           Controller from January 1993 to January 1994.
C. F. Scanlan        56    President and Chief Executive Officer of The Hospital and     1998
                           Healthsystem Association of Pennsylvania since July, 2003.
                           The Hospital and Healthsystem Association of Pennsylvania
                           is the successor organization to the combination of the
                           Health Alliance of Pennsylvania and the Hospital and
                           Healthsystem Association of Pennsylvania. Was President
                           and Chief Executive Officer of both The Health Alliance of
                           Pennsylvania (representation and advocacy organization)
                           and the Hospital and Healthsystem Association of
                           Pennsylvania from 1995 to July, 2003. Was Executive Vice
                           President and Chief Operating Officer of the Health
                           Alliance of Pennsylvania during 1995-1996. Director of
                           Health Forum (a knowledge transfer and e-commerce
                           company), a subsidiary of American Hospital Association.
                           Served as Chairman of PHICO Insurance Company, a
                           wholly-owned subsidiary of PHICO Group from 1998 to
                           November 2001. On August 16, 2001, the Commonwealth Court
                           of Pennsylvania issued an Order of Rehabilitation for
                           PHICO Insurance Company which gave the Pennsylvania
                           Insurance Department statutory control over that company.
                           On December 14, 2001, PHICO Insurance Company's parent,
                           PHICO Group, filed a Chapter 11 bankruptcy petition in the
                           U.S. Bankruptcy Court in Harrisburg, Pennsylvania. On
                           February 1, 2002, the Pennsylvania Insurance Department
                           declared the PHICO Insurance Company insolvent and the
                           Pennsylvania Commonwealth Court issued an order
                           authorizing the Insurance Department to liquidate that
                           company. The liquidation is proceeding.
                           Member of the Management Development and Compensation and
                           Audit Committees.
A. J. Sordoni, III   60    Chairman of Sordoni Construction Services, Inc. (a            1988
                           building construction and management services company) and has been employed by that company since 1967. Former
                           Chairman and Director of C-TEC Corporation and Mercom,
                           Inc.
                           Chairman of the Nominating and Corporate Governance
                           Committee; Member of the Management Development and
                           Compensation and Executive Committee.
J. P. Viviano        65    Retired Vice Chairman of Hershey Foods Corporation. Was       1999
                           President and Chief Operating Officer of Hershey Foods
                           Corporation from 1994 to 1998 (a confectionery and grocery products company). Mr. Viviano is a director of Chesapeake
                           Corporation, Huffy Corporation, R. J. Reynolds Tobacco
                           Holdings, Inc. and RPM, Inc.
                           Member of the Audit Committee and the Nominating and
                           Corporate Governance Committee

DIRECTORS WHOSE TERMS EXPIRE IN 2006

                                                                                        DIRECTOR
                                                                                         OF THE
                                           POSITION WITH THE COMPANY                    COMPANY
       NAME          AGE                 AND PRIOR BUSINESS EXPERIENCE                   SINCE
       ----          ---                 -----------------------------                  --------
D. C. Hathaway       59    Chairman, President and Chief Executive Officer since July     1991
                           31, 2000 and also from April 1, 1994 to January 1, 1998.
                           Was Chairman and Chief Executive Officer from January 1,
                           1998 to July 31, 2000. Was President and Chief Executive
                           Officer from January 1, 1994 to April 1, 1994. Was
                           President and Chief Operating Officer of the Company from
                           May 1, 1991 to January 1, 1994. Held various executive
                           positions with the Company prior to 1991. Director of M&T
                           Bank Corp.
                           Chairman of the Executive Committee
J. J. Jasinowski     65    President of the National Association of Manufacturers         1999
                           (business advocacy and policy association) since 1990. Mr.
                           Jasinowski is also an author and commentator on economic,
                           industrial and governmental issues. Former positions
                           include Assistant Professor of Economics at the Air Force
                           Academy, Director of Research at the Joint Economic
                           Committee of Congress, Director of the Carter
                           Administration's Economic transition team, and Assistant
                           Secretary of Policy at the U.S. Department of Commerce.
                           Mr. Jasinowski is a director of The Phoenix Companies,
                           Inc. and WebMethods.
                           Member of the Audit and Nominating and Corporate
                           Governance Committees.
D. H. Pierce         62    President and CEO of ABB Inc., the US subsidiary of global     2001
                           industrial, energy and automation provider ABB from 1999
                           until his retirement in June 2001. Between 1998 and 1999
                           he was president of Steam Power Plants and Environmental
                           Systems of ABB Inc. Between 1996 and 1998 he was Group
                           Executive Vice President -- The Americas Region and Member
                           of ABB Ltd. Group Executive Committee. Between 1994 and
                           1996 he was President of ABB China Ltd. Director of Clyde
                           Bergemann, Inc.
                           Member of the Audit and the Nominating and Corporate
                           Governance Committees.

NON-DIRECTOR EXECUTIVE OFFICERS

                                            POSITION WITH THE COMPANY
       NAME          AGE                  AND PRIOR BUSINESS EXPERIENCE
       ----          ---                  -----------------------------
R. W. Kaplan          52   Vice President of the Corporation effective January 1, 2004.
                           Concurrently serves as President of the Harsco Gas & Fluid
                           Control Group. Served as Senior Vice President -- Operations
                           of the Corporation from July 1, 1998 to December 31, 2003.
                           Previously, he was President of the Taylor-Wharton Gas
                           Equipment Division from February 1, 1994 to November 16,
                           1999. Served as Vice President and Treasurer of the
                           Corporation from January 1992 to February 1994. Served as
                           Treasurer of the Corporation from May 1991 to December 1992.
                           Previously served as Vice President and General Manager of the Plant City Steel/Taylor-Wharton Division from 1987 to
                           1991 and Vice President and Controller of the Division from
                           1985 to 1987. Previously served in various Corporate
                           treasury/financial positions since 1979.
M. E. Kimmel          44   General Counsel and Corporate Secretary effective January 1,
                           2004. Served as Corporate Secretary and Assistant General
                           Counsel from May 1, 2003 to December 31, 2003. Held various legal positions within the Corporation since he joined the
                           Company in August, 2001. Prior to joining Harsco, he was
                           Vice President, Administration and General Counsel, New
                           World Pasta Company from January 1, 1999 to July 2001.
                           Before joining New World Pasta, Mr. Kimmel spent
                           approximately 12 years in various legal positions with
                           Hershey Foods Corporation.
S. J. Schnoor         50   Vice President and Controller of the Corporation effective
                           May 15, 1998. Served as Vice President and Controller of the
                           Patent Construction Systems Division from February 1996 to
                           May 1998 and as Controller of the Patent Construction
                           Systems Division from January 1993 to February 1996.
                           Previously served in various auditing positions for the
                           Corporation from 1988 to 1993. Prior to joining Harsco, he served in various auditing positions for
                           PricewaterhouseCoopers.

SHARE OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 4, 2004, information with respect to the beneficial ownership of the Company's outstanding voting securities, stock options and other stock equivalents by:

  (a) the Company's Chief Executive Officer and the Company's four most highly compensated other executive officers (the "Named Executives"),

  (b) each Director,

  (c)  all Directors and executive officers as a group, and

  (d) certain beneficial owners holding more than 5% of the common stock.

     All of the Company's outstanding voting securities are common stock.

                                    NUMBER OF          NUMBER OF            NUMBER OF OTHER
NAME                                SHARES(1)    EXERCISABLE OPTIONS(2)    STOCK EQUIVALENTS
----                                ---------    ----------------------    -----------------
NAMED EXECUTIVE OFFICER
G. D. H. Butler...................     1,000             76,000                      0
S. D. Fazzolari...................    10,758            124,000                  1,551(5)
D. C. Hathaway....................   113,431            437,500                  9,228(5)
R. W. Kaplan......................    10,796(3)          80,300                  2,128(5)
S. J. Schnoor.....................     2,806             19,300                    350(5)
DIRECTORS WHO ARE NOT NAMED
  EXECUTIVE OFFICERS
J. J. Jasinowski..................     1,200             10,000                  7,251(6)
D. H. Pierce......................     2,000              6,000                  3,663(6)
C. F. Scanlan.....................     1,500             12,000                      0
J. I. Scheiner....................     3,526             18,000                  3,499(6)
A. J. Sordoni, III................   105,500(4)          20,000                      0
J. P. Viviano.....................     5,400             10,000                  7,276(6)
R. C. Wilburn.....................     3,500             20,000                    773(6)
All Directors and executive
  officers as a group. (13 persons
  in total, including those listed
  above)..........................   261,785            835,100                 35,718
BENEFICIAL OWNER(7)
Mac-Per-Wolf Company
  Suite 2600
  310 S. Michigan Avenue
  Chicago, IL 60604...............  2,367,555

---------------

(1) Includes, in the case of Messrs. Butler, Fazzolari, Hathaway, Kaplan, Schnoor and all Directors and executive officers as a group, -0- shares, 8,393 shares, 27,872 shares, 4,836 shares, 2,464 shares and 43,933 shares, respectively, pursuant to the Company's Savings Plan in respect of which such persons have shared voting power.

(2) Represents all stock options exercisable within 60 days of March 4, 2004 awarded under the 1986 Stock Option Plan, the 1995 Executive Incentive Compensation Plan and the 1995 Non-Employee Directors' Stock Plan. Unexercised stock options have no voting power.

(3) Includes 61 shares owned by his daughter as to which Mr. Kaplan disclaims beneficial ownership.

(4) Includes 14,000 shares owned by his wife as to which Mr. Sordoni disclaims beneficial ownership.

(5) Includes non-voting phantom shares held under the Supplemental Retirement Benefit Plan which will ultimately be paid out in cash based upon the value of shares of common stock at the time of the payout.

(6) Certain Directors have elected to defer a portion of their Directors' fees in the form of credits for non-voting phantom shares under the terms of the Company's Deferred

    Compensation Plan for Non-Employee Directors. These phantom shares are included. They will ultimately be paid out in cash based upon the value of the shares at the time of payout.

(7) This information is derived from Schedule 13G filed by such person with the Securities and Exchange Commission in February, 2004. These holdings represent 5.8% of the Company's common stock.

     Except as otherwise stated, each individual has sole voting and investment power over the shares set forth opposite his name. As of March 4, 2004, none of the Directors and executive officers individually beneficially owned more than 1% of the Company's common stock, and the Directors and executive officers of the Company as a group beneficially owned approximately 2.6% of the Company's outstanding common stock. The mailing address for the Directors and executive officers of the Company is c/o Harsco Corporation Corporate Secretary, 350 Poplar Church Road, Camp Hill, PA 17011.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors (the "Audit Committee") is composed of five Directors each of whom is considered independent under the Rules of the New York Stock Exchange. The Audit Committee membership currently does not include an individual who satisfies the literal and exact definition of a "financial expert", as promulgated by the Securities and Exchange Commission ("SEC"). The Board considers each member of the Audit Committee to be financially literate and several members have significant "financial" qualifications. These qualifications in total however are not those specifically required by the SEC in order to qualify as a "financial expert". The Board has reviewed the qualification of the Audit Committee and is satisfied that the current membership is more than sufficiently qualified to carry out its responsibilities. In addition, the Audit Committee is independently empowered to engage consultants and experts should it feel necessary to do so to gain additional expertise on a given matter. The Board is continuing to review its composition and may look to add to its membership in the future an individual who satisfies the strict definition of a "financial expert".

     The Audit Committee operates pursuant to a written charter which was adopted in 1992 and which was most recently amended in February of 2004. A copy of the charter, as revised, is included as Appendix C to this Proxy Statement.

     The Audit Committee has adopted a policy for pre-approval of audit, non-audit and tax services by the independent auditors. The Audit Committee may pre-approve services on a general basis, such as the annual audit fee and statutory audits. The services to be provided are to be reviewed with the Audit Committee and approval is given for a specific dollar amount and for a period of not greater than 12 months. Services that are not pre-approved in this manner must be pre-approved on a case-by-case basis throughout the year. Additionally, if the pre-approved fee is to be exceeded, approval of the Audit Committee must be obtained. In making its decision regarding the approval of services, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence, whether the independent auditors are best positioned to provide such services and whether the services might enhance the Company's ability to manage or control risk or improve audit quality. No services were provided during 2003 pursuant to the de minimis safe harbor exception from the pre-approval requirements.

     The Audit Committee reports to and acts on behalf of the Board of Directors by monitoring the Company's financial reporting processes and system of internal controls, and overseeing the independence and performance of the independent accountants and the Company's internal auditors. In carrying out these responsibilities, the Audit Committee meets with members of management, the Company's independent auditors and the Company's internal auditors on a regular basis or as may otherwise be needed. The Audit Committee Chairman or his designee meets with management and with the independent accountants each quarter to review and discuss the Company's Quarterly Report on Form 10-Q or Form 10-K prior to their filing with the Securities and Exchange Commission.

     While the Audit Committee and Board of Directors monitor the Company's financial record keeping and internal controls, it is the Company's management that is ultimately responsible for the Company's financial reporting process, including the Company's system of internal controls, disclosure control procedures and the preparation of the financial statements. The independent accountants support the financial reporting process by performing an audit of the Company's financial statements and issuing a report thereon.

     The Audit Committee has reviewed and discussed with management and the independent accountants the consolidated financial statements for the year ended December 31, 2003 and related periods. These discussions focused on the quality, not just the acceptability, of the accounting principles used by the Company, key accounting policies followed in the preparation of the financial statements and the reasonableness of significant judgments made by management in the preparation of the financial statements and alternatives that may be available.

     The Audit Committee also discussed with the Company's internal auditors and independent accountants the overall scope and plans for their respective audits of the Company's financial statements. In addition, the Audit Committee discussed with the independent accountants their independence from the Company and its management and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). PricewaterhouseCoopers, LLP, the Company's independent accountants, has provided the Audit Committee written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) concerning the accountant's independence from the Company.

     Based on the review and discussions referred to above, the Audit Committee's review of the representations of management and the report of the independent accountants, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

  J. I. Scheiner, Chairman
  J. J. Jasinowski
  D. H. Pierce
  C. F. Scanlan
  J. P. Viviano

FEES BILLED BY THE ACCOUNTANTS FOR AUDIT AND NON-AUDIT SERVICES

     The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by PricewaterhouseCoopers LLP, the Company's principal accountant for the year ended December 31, 2003 and December 31, 2002.

                                                       AMOUNT       AMOUNT
                                                        2003         2002
                                                     ----------   ----------
Audit Fees(1)......................................  $2,717,700   $2,514,600
Audit-Related Fees(2)..............................  $  282,600   $  213,500
Tax Fees(3)........................................  $  555,400   $  604,200
All Other Fees(4)..................................  $   24,000   $   26,300
Total Fees.........................................  $3,579,700   $3,358,600

---------------
(1) Includes the consolidated audit as well as statutory audits and quarterly reviews.

(2) Includes due diligence procedures, accounting consultations, internal control reviews and employee benefit plans.

(3) Includes services performed in connection with income tax services other than those directly related to the audit of the income tax accrual.

(4) 2003 includes certain agreed upon procedures. 2002 includes actuarial services in certain foreign countries.

HARSCO STOCK PERFORMANCE GRAPH

     The following performance graph compares the yearly percentage change in the cumulative total stockholder return (assuming the reinvestment of dividends) on the Company's common stock against the cumulative total return of the Standard & Poor's MidCap 400 Index and the Dow Jones Industrial-Diversified Index for the past five years. The graph assumes an initial investment of $100 on December 31, 1998 in the Company's common stock or in the underlying securities which comprise each of those market indices. The information contained in the graph is not necessarily indicative of future Company performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

          AMONG HARSCO CORPORATION, S&P MIDCAP 400 INDEX AND DOW JONES
                       INDUSTRIAL-DIVERSIFIED INDEX(1)(2)
                         FISCAL YEAR ENDING DECEMBER 31

                                  [LINE GRAPH]

--------------------------------------------------------------------------------
                        1998      1999      2000      2001      2002      2003
--------------------------------------------------------------------------------
 Harsco Corporation      100       108        87       125       120       170
 S&P Midcap 400
  Index                  100       115       135       134       115       155
 Dow Jones
Industrial-Diversified   100       135       136       123        80       108

---------------

(1) Peer companies included in the Dow Jones Industrial-Diversified Index are:
    Albany International Corp., Ashland Inc., Briggs & Stratton Corp., Capstone Turbine Corp., Carlisle Companies Inc., Crane Company Inc., Dover Corporation, Eaton Corp., Emerson Electric Co., Flowserve Corp., General Electric Co., Honeywell International Inc., Illinois Tool Works, Inc., Ingersoll-Rand Company Ltd., ITT Industries Inc., Kaydon Corp., Kennametal Inc., Mueller Industries Inc., Parker-Hannifin Corporation, Pentair Inc., Rockwell International Corp., The Shaw Group Inc., Teleflex Inc., Textron Inc., The Timken Company and Tyco International Ltd.

(2) In December 2001, Dow Jones restructured its industry classification system. The net result of this change is that all US indexes will show differences when compared to the prior index series.

PROPOSAL 2: APPROVE AMENDMENT AND RESTATEMENT OF THE 1995
NON-EMPLOYEE DIRECTORS' STOCK PLAN

APPROVAL OF THE 1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN, AS AMENDED AND RESTATED

     The Board of Directors recommends that stockholders approve an amendment and restatement of the Company's 1995 Non-Employee Directors' Stock Plan (the "Directors' Plan"). The Directors' Plan is the Company's only plan for grants of equity awards to Directors. It is intended to promote ownership by non-employee Directors of a proprietary interest in the Company, aligning such Directors' interests more closely with the interests of stockholders of the Company, and assist the Company in attracting and retaining highly qualified persons to serve as non-employee Directors.

     The principal changes proposed for the Directors' Plan are:

     - Authorize grants of restricted stock, an award of actual shares subject to forfeiture upon certain terminations of service,

     - Authorize grants of restricted stock units, an award which is a contract obligation of the Company to deliver shares at a future date, subject to forfeiture upon certain terminations of service,

     - Add flexibility by providing that the type, timing and amount of awards and certain award terms will be set from time to time by the Board (the initial policy will call for an annual grant of 500 restricted stock units and no annual grants of options or restricted stock),

     - Update the Plan to eliminate provisions referring to regulations no longer in effect.

     The proposal will not increase the aggregate number of shares of common stock reserved under the Directors' Plan, which was set in 1995 at 300,000 shares (as adjusted for the 1997 stock split). At March 4, 2004, 160,000 shares remained available for issuance, representing 0.4% of the then outstanding common stock. If the amendment and restatement is approved, these shares would be available for all forms of awards under the Directors' Plan.

REASONS FOR STOCKHOLDER APPROVAL

     The Board seeks approval of the amendment and restatement of the Directors' Plan in order to meet listing requirements of the New York Stock Exchange. In addition, the Board regards stockholder approval of the Plan as desirable and consistent with corporate governance best practices.

SUMMARY OF THE DIRECTORS' PLAN TERMS

     The following is a summary of the material terms of the Directors' Plan, as amended and restated. It is qualified by reference to the full text of the Directors' Plan, a copy of which is attached as Appendix A to this Proxy Statement.

     General. As amended and restated, the Directors' Plan will provide for grants to non-employee Directors of equity awards, in the form of stock options, restricted stock, and restricted stock units. In addition, the Plan also will permit non-employee Directors to elect to receive fees otherwise payable in cash in the form of common stock or defer receipt of such fees in the form of "deferred stock." To be eligible to participate, a Director must not be an employee of the Company or any subsidiary at the date an award is to be granted or cash fees are to be deferred under the Plan. If the nominees for election as Director named in this Proxy

Statement are reelected, seven Directors would currently qualify as non-employee Directors under the Directors' Plan.

     Administration. The Directors' Plan will be administered by the Board of Directors, provided that any grant of an award or other action conferring substantial benefits on Directors will be taken only if approved by vote of a majority of the Directors who are not then eligible to participate in the Directors' Plan. The Executive Committee or another Committee of the Board can perform the Board's function under the Plan, and day-to-day administration will be carried out by Company officers and employees.

     Stock Options. The Board can authorize the grant of stock options to eligible Directors under the Directors' Plan. These will be non-qualified stock options having an exercise price equal to 100% of the fair market value of the common stock at the date of grant. Prior to the amendment and restatement, the Plan provided for automatic annual grants of 2,000 options to each non-employee Director. As stated above, the amended and restated Plan will permit the Board to adopt a policy from time to time setting the number of options that will be granted and other terms. The initial policy under the Plan will call for no option grants.

     Options will become fully exercisable one year after the date of grant of the Option, unless the Board specifies a different exercise date and subject to earlier exercisability in the case of death, disability and, if specified by the Board, other terminations of service as a director. If a participant ceases to serve as a director for any reason other than due to death, disability or mandatory retirement before the earlier of the date the option becomes exercisable or the Annual Meeting of Stockholders in the year following grant, a pro rata portion of the option will be vested based on the portion of the one-year period served since the grant, with any unvested portion of the option forfeited. Options may remain outstanding for up to five years after termination of service, except that, if the optionee dies during the five-year post-termination period, the period will be extended until five years after the optionee's death, but no longer than ten years after the date of grant in any event. Options may be exercised by payment of the exercise price in cash or by surrender of shares, which may include withholding of option shares and other methods of exercise if they do not result in recognition of additional accounting expense by the Company.

     Restricted Stock and Restricted Stock Units. Restricted stock or restricted stock units may be granted to eligible Directors under the Directors' Plan. The Plan permits the Board to adopt a policy from time to time specifying the persons to receive these grants, the number of shares or units granted, the time of the grant, and other award terms not specified in the Plan.

     The Plan sets out the initial policy for these grants. Under this policy, 500 restricted stock units will be automatically granted each year on the first business day of May to each eligible Director. These restricted stock units will be settled promptly following termination of the participant's service as a Director, except that the Board may permit deferral of settlement to a later date.

     The Board can set the times at which restricted stock and restricted stock units will vest (i.e., become non-forfeitable). Under the initial policy, an award will vest as to 100% of the shares on the earlier of the first anniversary of the date of grant or the Annual Meeting of Stockholders in the year following the year of grant, except it will vest upon the termination of service as a Director due to death, disability or retirement under a mandatory retirement policy. In addition, awards under the initial policy will vest on a pro rata basis upon any other termination of service, based on the portion of the one-year period served since the grant. The unvested portion of an award will be forfeited at termination, unless otherwise determined by the Board. Dividends generally will be payable on restricted stock, and dividend equivalents will be payable on restricted stock units. The Board can determine the timing, manner of payment, and any restrictions on these amounts, including whether they will be deemed reinvested in additional awards.

     Shares in Lieu of Fees and Deferred Stock. The Directors' Plan also permits a non-employee Director to elect to receive fees otherwise payable in cash in the form of common stock, or defer receipt of such fees in the form of "deferred stock." The Director may make such election for up to 100% of the fees otherwise payable to him or her, including annual retainer fees, fees for service on a Board committee and fees for service as chair of a Board committee. See "Directors' Compensation." If a Director elects to receive fees in the form of common stock, the Company will issue to the Director or to an account designated by the Director a number of shares having an aggregate fair market value equal to the fees that would have been payable at that date but for the Director's election to receive shares instead. If a Director elects to receive fees in the form of deferred stock, the Company will credit a deferral account established for the Director with a number of shares of deferred stock equal to the number of shares having an aggregate fair market value at that date equal to the fees that otherwise would have been payable at such date but for Director's election to receive deferred stock instead. If dividends are declared and paid on common stock, dividend equivalents will be credited on deferred stock then credited to a Director's account, which amounts generally will be either paid to the Director in cash or deemed to be reinvested in additional deferred stock. A Director's deferred stock account will be settled at such time or times as may be elected by the Director in his or her original deferral election form by delivering one share of common stock for each share of deferred stock, together with cash in lieu of any fractional share. Shares of common stock and deferred stock acquired under the Directors' Plan are non-forfeitable.

     Plan Amendments. The Directors' Plan may be amended, altered, suspended, discontinued, or terminated by the Board without further stockholder approval, unless such approval is required by law or regulation or under the rules of the New York Stock Exchange. Thus, stockholder approval will not necessarily be required for amendments that might increase the cost of the Plan. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of Plan participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable.

     Adjustments. If any award under the Directors' Plan expires or terminates without having been exercised or settled in full, the shares subject to the award but not delivered will again be available for issuance under the Directors' Plan. Likewise, if an award of restricted stock is forfeited, the forfeited shares will be again available for awards under the Plan. The aggregate number and kind of shares issuable under the Directors' Plan, subject to automatic annual grants of awards under policies then in effect, subject to outstanding awards, to be issued in payment of fees and to be issued in settlement of deferred stock will be appropriately adjusted by the Board (as will the exercise price of options and related award terms) in the event of a recapitalization, reorganization, merger consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, stock dividend, certain other extraordinary dividends, liquidation, dissolution, or other similar corporate transaction or event affecting common stock, in order to prevent dilution or enlargement of Directors' rights under the Directors' Plan.

     Effectiveness and Other Plan Information. The amendment and restatement of the Directors' Plan will become effective upon its approval by stockholders. If stockholders do not approve the proposal, the Directors' Plan will remain in effect on its existing terms. Unless earlier terminated by the Board, the Directors' Plan will terminate when no shares remain available and the Company and Directors have no further rights and obligations under the Plan.

     Directors generally pay no cash consideration for awards granted in the discretion of the Board, except the Board may require cash consideration to satisfy technical requirements for the issuance of restricted stock. Awards under the Directors' Plan generally are not transferable by the Director other than by will or by the laws of descent and distribution or to a designated beneficiary in the event of death, and only the Director may exercise rights under awards during his or her lifetime, except that transfers of options for estate planning purposes are permitted in accordance with applicable SEC regulations.

     Shares delivered under the Plan may be authorized and unissued shares or treasury shares. On March 4, 2004, the reported closing price of the Company's common stock in New York Stock Exchange composite transactions was $47.02 per share.

NEW PLAN BENEFITS TABLE

     The following table sets forth the number of restricted stock units that would have been automatically granted to non-employee Directors as a group under the Directors' Plan in 2003 had the Directors' Plan, as proposed to be amended and restated, been in effect during that year:

                               NEW PLAN BENEFITS

                    1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN

                                                           NUMBER OF RESTRICTED
NAME AND POSITION                                              STOCK UNITS
-----------------                                          --------------------
Non-employee Director Group (8 in number)................         4,000

     It is not possible at present to determine the number of shares that will be issuable under the Directors' Plan, as amended and restated, to non-employee Directors as other equity awards or as common stock in lieu of fees or as deferred stock in payment of fees.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the federal income tax consequences generally arising with respect to equity awards that may be granted and acquisitions of stock or deferred stock in payment of fees under the Directors' Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to Directors who participate in the Directors' Plan.

     The grant of an option will create no tax consequences for the optionee or the Company. Upon exercise of an option, the optionee must generally recognize ordinary income equal to the fair market value of the common stock acquired on the date of exercise minus the exercise price, and the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the optionee. A disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the Director's tax basis (such basis is generally the exercise price plus the amount recognized as ordinary income) in such shares. Generally, there will be no tax consequences to the Company in connection with a disposition of option shares.

     A Director granted restricted stock generally must recognize ordinary income equal to the then-fair market value of the shares at the earliest time either the transferability restriction or the risk of forfeiture lapses. A Director granted restricted stock units generally must recognize ordinary income equal to the then-fair market value of the shares delivered at settlement (which may be later but cannot be earlier than the time the risk of forfeiture lapses; certain employment taxes may be due at the time the risk of forfeiture lapses). The Company can claim a tax deduction in an amount equal to the ordinary income recognized by the Director. A Director may elect to be taxed at the time of grant of restricted stock rather than upon lapse of restrictions on transferability or the risk of forfeiture, but upon any subsequent forfeiture of the shares, he or she would not be entitled to any tax deduction, including as a capital loss, in connection with the forfeiture of the shares.

     If a Director acquires common stock in lieu of cash fees, he or she will recognize ordinary income equal to the fair market value of the common stock acquired on the date of acquisition. If a Director acquires deferred stock in payment of cash fees, he or she will not recognize ordinary income at the date the fees would otherwise have been paid or as a result of the crediting of deferred stock to his or her account (including upon deemed reinvestment of dividend equivalents). The Director will, however, at the date of settlement of the deferred stock by issuance of common stock to the Director, recognize ordinary income equal to the fair market value of the common stock acquired at that date, and any dividend equivalents paid in cash will constitute ordinary income as well. The Company generally will be entitled to a tax deduction equal to any amount that constitutes ordinary income to the Director.

VOTE REQUIRED

     Adoption of the proposal to approve amendment and restatement of the Directors' Plan requires the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting, subject to a requirement that votes cast represent more than 50% in interest of all securities entitled to vote on the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN, AS AMENDED AND RESTATED.

PROPOSAL 3: APPROVE AMENDMENT AND RESTATEMENT OF THE 1995
EXECUTIVE INCENTIVE COMPENSATION PLAN

APPROVAL OF THE 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED

     The Board of Directors recommends that stockholders approve an amendment and restatement of Harsco Corporation 1995 Executive Incentive Compensation Plan (the "EICP"). The EICP is the Company's only plan for grants of equity awards to employees. It is intended to provide a means to attract, retain, and reward executive officers and other key employees, to link compensation to measures of the Company's performance by providing for incentive awards to be settled in cash and/or stock, and to promote the creation of stockholder value. By helping such employees acquire a greater proprietary interest in the Company, the EICP is intended to promote a closer identity of interests between the employees and stockholders.

     The principal changes proposed for the amended and restated EICP are to:

     - Add provisions so that stock awards already authorized under the EICP can qualify as "performance-based" compensation which is tax deductible by the Company without limitation under Section 162(m) of the Internal Revenue Code, and

     - Update the EICP to eliminate references to regulations no longer in effect and to reflect changes in business practices since 1995.

     The proposal will not increase the aggregate number of shares of common stock reserved under the EICP, which was set in 1995 at 4 million shares (as adjusted for the 1997 stock split). At March 4, 2004, 1,308,831 shares remained available for issuance, representing 3.2% of the then outstanding common stock. These shares are available for all forms of awards under the EICP.

     REASONS FOR STOCKHOLDER APPROVAL. The Board seeks approval of the amendment and restatement of the EICP by stockholders in order to meet requirements of the New York Stock Exchange and to satisfy requirements of tax law to help preserve the Company's ability to claim tax deductions for compensation to executive officers. In addition, the Board regards shareholder approval of the amendment and restatement as desirable and consistent with corporate governance best practices.

     Section 162(m) of the Internal Revenue Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the "named executive officers"). "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. As stated above, the EICP is being amended and restated in order that certain awards already authorized under the EICP -- restricted stock, deferred stock, and stock granted as a bonus -- can qualify as "performance-based" compensation under Code
Section 162(m). This requires the following changes:

     - The annual per-person limit will apply to awards of restricted stock, deferred stock, and stock granted as a bonus. Currently, the EICP limits only option and SAR grants. Aggregate limit will remain at 150,000 shares per calendar year per participant, but restricted stock, deferred stock and stock granted as a bonus will count along with options and SARs against this limit.

     - A new provision will authorize the Management Development and Compensation Committee (the "Committee") to set performance objectives required for earning grants or vesting of restricted stock, deferred stock and bonus stock. For a performance objective that is intended to qualify such an award under 162(m), the business criteria used will be the same as the business criteria already specified for annual incentive awards under the EICP.

     - A new provision will specify that awards with performance conditions will become vested upon a Change in Control (as defined) only to the extent that the award agreement so provides. This will give the Committee flexibility to determine the appropriate treatment of performance-based awards in a change in control.

     For purposes of Section 162(m), approval of the amendment and restatement of the EICP also will be deemed to include reapproval of the general business criteria that may be used to set performance objectives for awards, including Annual Incentive awards, intended to qualify under Section 162(m). These business criteria are described below under the caption "Performance Objectives under Section 162(m)". Shareholder approval of the general business criteria, without specific targeted levels of performance, will permit qualification of awards for full tax deductibility for a period of five years under Section 162(m). Shareholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock from the date of grant) is not subject to a time limit under Section 162(m).

     RESTRICTION ON REPRICING. The Company is subject to requirements of the Listed Company Manual of the New York Stock Exchange that shareholder approval be obtained for any "repricing" of outstanding options. A "repricing" means amending the terms of an option after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, and canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying shares, in exchange for another option (including on a delayed basis), restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing," however.

SUMMARY OF EICP TERMS

     The following is a summary of the material terms of the EICP, as amended and restated. It is qualified by reference to the full text of the EICP Plan, a copy of which is attached as Appendix B to this Proxy Statement.

     General. The flexible terms of the EICP provide for grants of a range of awards:

     - stock options,

     - stock appreciation rights ("SARs"),

     - restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer,

     - deferred stock, a contractual commitment to deliver shares at a future date; forfeitable deferred stock may be referred to as "restricted stock units",

     - dividend equivalents,

     - cash-denominated annual incentive awards tied to achievement of specific performance objectives and

     - shares issuable as a bonus or in lieu of rights to cash compensation.

     - As stated above, performance conditions can be applied to any award, including restricted stock, deferred stock, or a Company commitment to grant bonus shares.

     The EICP provides flexible terms to permit the Committee to enter into compensatory arrangements that promote the compensation goals and policies discussed above in the "Board Compensation Committee Report on Executive Compensation."

     Shares Subject to the EICP. As stated above, the amendment and restatement of the EICP will not increase the 1,308,831 shares remaining available for grants of awards. Shares subject to a forfeited or expired award or to an award that is settled in cash or otherwise terminated without issuance of shares to the participant again become available for grants under the EICP, but shares surrendered to or withheld by the Company to cover the exercise price of an option or to satisfy withholding tax obligations are not added back to the pool of available shares. Shares issued under the EICP may be either newly issued shares or treasury shares. On March 4, 2004, the last reported sale price of shares in New York Stock Exchange composite transactions was $47.02 per share.

     Per-Person Limitations. During any calendar year, no participant may be granted options, SARs, restricted stock, deferred stock, and stock as a bonus or in lieu of other awards with respect to more than 150,000 shares under the EICP. If a potential grant is authorized subject to performance conditions, this limit will apply in the year of the authorization rather than in the year any resulting grant. The maximum value of any cash-denominated Annual Incentive Award that may be earned by satisfaction of performance conditions in any calendar year may not exceed $2,000,000 under the EICP.

     Adjustments. The Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the EICP and subject to outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the EICP. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to performance conditions relating to awards intended to qualify under Section 162(m) must conform to the requirements of
Section 162(m).

     Eligibility. Executive officers and other key employees of the Company and its subsidiaries, including any director or officer who is also an employee, are eligible to be granted awards under the EICP. At present, approximately 36 Corporate and Division Officers would be considered to be eligible for awards under the EICP. In addition, the Board may, in its discretion, grant awards to key employees, other than officers.

     Administration. The EICP is administered by the Committee. The Board may, however, itself perform the functions of the committee or may appoint a different committee to administer the EICP (references to the "Committee" in this discussion mean the committee then serving or the Board if it is then performing committee functions). The composition and governance of the Committee will be governed by the charter of the Committee, as approved by the Board from time to time. Subject to the terms and conditions of the EICP, the Committee is authorized to select participants, determine the type and number of awards granted and the number of shares to which awards will relate, specify times at which awards will be exercisable or settled and performance conditions that may be attached to awards, set other terms and conditions of awards, prescribe award agreements, interpret and specify rules and regulations relating to the EICP, and make all other determinations which may be necessary or advisable for the administration of the EICP. Nothing in the EICP precludes the Committee from authorizing payment of any other compensation, including bonuses based on performance, to officers or employees, including the executive officers. The EICP provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the EICP.

     Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options which can result in potentially favorable tax treatment to the participant ("ISOs") and nonqualified stock options (i.e., options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR is determined by the Committee, but must not be less than the fair market value of a share on the date of grant. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment is fixed by the Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares (including shares issuable upon exercise of the option, if that would not result in additional accounting expense to the Company), outstanding awards, or other property having a fair market value equal to the exercise price (this may include broker-assisted "cashless exercise" procedures), as the Company may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. SARs granted under the EICP may include "limited SARs" exercisable for a stated period of time following a "change in control" of the Company, as discussed below.

     Restricted and Deferred Stock. The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of the specified restricted period. The restricted period generally is established by the Committee, but restricted stock must be forfeitable for at least three years, in the event of voluntary termination of employment by the participant or involuntary termination by the Company for cause, if the grant or lapse of restrictions is not conditioned upon achievement of a performance objective. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership (although dividend equivalents may be granted, as discussed below).

     Annual Incentive Awards. The Committee is authorized to grant annual incentive awards, in the form of cash and/or restricted stock, upon achievement of preestablished performance objectives during a specified one-year period. Annual incentive awards granted to named executive officers are intended to constitute "performance-based compensation" not subject to the limitation on deductibility under Code Section 162(m). The Committee generally must establish the performance objectives, amounts payable, other terms of settlement, and all other terms of such awards not later than the first quarter of the Company's fiscal year. The performance objectives to be achieved as a condition of settlement of annual incentive awards will consist of (i) one or more business criteria, (ii) minimum, targeted and maximum levels of performance with respect to each such business criteria, and (iii) amounts payable upon achievement of such levels of performance and at other levels of performance between the specified minimum and maximum levels.

     Subject to the requirements of the EICP, the Committee will determine other annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance (subject to per-person limits), and the extent to which such awards will be settled in cash and in restricted stock. If restricted stock is granted in settlement of an annual incentive award in respect of a given performance year, 50% of such restricted stock shall have a restricted period ending not earlier than the end of the year following such performance year and 50% of such restricted stock shall have a restricted period ending not earlier than the end of the third year following such performance year. In the event of the participant's voluntary termination of employment or involuntary termination by the Company for "cause" prior to the end of the restricted period, such restricted stock will be forfeited.

     Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant shares as a bonus free of restrictions or to grant shares or other awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

     Performance Objectives under Section 162(m). If the Committee intends that an annual incentive award or restricted stock, deferred stock or stock granted as a bonus will qualify as "performance-based" compensation under Section 162(m), it will base the performance objective on achievement of a targeted level of performance with respect to the following business criteria:

     - Annual return on capital

     - Annual earnings per share

     - Annual cash flow provided by operations

     - Annual sales

     - Strategic business criteria, consisting of one or more objectives based on meeting specified sales, market penetration, geographic business expansion goals, cost targets, safety goals, goals relating to acquisitions or divestitures, research and development and product development goals

     - Economic value-added measures

     The Committee may specify other business criteria for participants other than named executive officers. In addition, the Committee may exercise negative discretion to reduce the amount of an award to a named executive officer that otherwise has been earned based on performance with respect to one of the specified business criteria, and the Committee may take into account other measures of performance in exercising this negative discretion.

     Dividend Equivalents. The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares, other awards, or other property equal in value to dividends paid on a specific number of shares. Dividend equivalents may be granted on a free-standing basis or in connection with another award, may be paid currently or on a deferred basis, and, if deferred, may be deemed to have been reinvested in additional shares, awards, or other investment vehicles specified by the Committee.

     Other Terms of Awards. Awards may be settled in cash, shares, other awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the EICP. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the EICP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except the Committee may permit transfers for estate planning purposes to the extent consistent with SEC regulations.

     The Committee may specify the consideration to be paid for awards under the EICP, although awards generally do not require any payment of consideration for the grant (as distinguished from the exercise) except to the extent required by law. Subject to applicable limitations on repricing options, the Committee may grant awards in substitution for other awards under the EICP, awards under other Company plans, or other rights to payment from the Company, and may grant awards in addition to and in tandem with such other awards or other rights.

     Acceleration of Vesting. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral periods of any award (subject to certain limitations relating to restricted stock, discussed above), and such accelerated exercisability, lapse, and expiration shall occur automatically in the case of a "change in control" of the Company (including cash settlements of SARs and "limited SARs" which may be exercisable only in the event of a change in control) for outstanding awards, except the Committee has authority to specify the treatment of performance-based awards in the applicable award agreement. Subject to certain exceptions, the EICP defines a "change in control" as (i) any person becoming a beneficial owner of securities representing 20% or more of the outstanding voting power of the company's voting securities, (ii) members of the Board serving at the beginning of any two-year period, together with members first elected in such period with the approval of two-thirds of the original members and new members previously so approved, ceasing to constitute at least a majority of the Board, or (iii) a transaction occurring which would be required to be reported as a "change in control" under specified Securities and Exchange Commission disclosure rules.

     Amendment and Termination of the EICP. The Board of Directors may amend, alter, suspend, discontinue, or terminate the EICP or the Committee's authority to grant awards without further stockholder approval, except stockholder approval must be obtained if required by law or regulation. Under a recently adopted rule of the New York Stock Exchange, a "material revision" to the EICP will be subject to stockholder approval as well. Under these rules, stockholder approval will be required for any material increase in the number of shares available under the EICP, but will not necessarily be required for other types of amendments which might increase the cost of the EICP. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. The EICP does not specify a fixed termination date, although ISOs cannot be granted after the applicable ten-year expiration date under Section 422 of the Code. Thus, the EICP will terminate at such time as no shares remain available for issuance and the Company has no further rights or obligations with respect to outstanding awards, unless earlier terminated by the Board.

     Effect of Stockholder Approval on Awards. Except as described below, all awards granted to date have been granted under the EICP as currently in effect, and therefore such awards will be unaffected by the action of stockholders relating to the EICP at the 2004 Annual Meeting of Stockholders. Annual incentive awards and equity awards granted with respect to the 2001-2003 period to the named executive officers as of December 31, 2003, are shown in the Summary Compensation Table, and other information relating to such awards is set forth in the "Management Development and Compensation Committee Report on Executive Compensation," in the section titled "Stock Options Issued During the 2003 Fiscal Year," and in the footnotes to the Company's financial statements for the year ended December 31, 2003, in the Annual Report which accompanies this Proxy Statement. EICP awards are granted in the discretion of the Committee, so the type, number, recipients and other terms of future awards under the EICP cannot be determined at this time.

     The Committee has authorized grants of performance-based restricted stock units (i.e., forfeitable deferred stock) under the EICP as a component of long-term compensation of senior executives for 2004. The Committee intends that compensation to the executive officers named below resulting from such awards be fully tax deductible by the Company without limitation under Section 162(m). Accordingly, these awards have been granted subject to approval of the amendment and restatement of the EICP, so that the provisions allowing for qualification of restricted stock unit (deferred stock) awards as performance-based under
Section 162(m) will apply to such awards. The vesting of the awards at the threshold, target and maximum levels is subject to the Company or specified business units achieving specified levels of "earnings per share" in 2004. Restricted stock units that are earned by such 2004 performance will require an additional three years of service in order to fully vest, subject to accelerated vesting of all or part of the award in the event of death, disability, and certain other terminations of employment that are involuntary and not for cause.

                               NEW PLAN BENEFITS

         HARSCO CORPORATION 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN
                            AS AMENDED AND RESTATED
 (ONLY AWARDS SUBJECT TO SHAREHOLDER APPROVAL OF AMENDMENT AND RESTATEMENT ARE
                                     SHOWN)

                                                               NUMBER OF RESTRICTED STOCK UNITS
                                                                      THAT MAY BE EARNED
                                                              ----------------------------------
                                                                  PERFORMANCE LEVEL FOR 2004
                                                              ----------------------------------
NAME AND POSITION                                              THRESHOLD     TARGET     MAXIMUM
-----------------                                             -----------   --------   ---------
D. C. Hathaway..............................................     10,000      10,000      10,000
  Chairman, President & Chief Executive Officer
G. D. H. Butler.............................................      5,000       5,000       5,000
  Senior Vice President -- Operations
S. D. Fazzolari.............................................      5,000       5,000       5,000
  Senior Vice President, Chief Financial Officer & Treasurer
R. W. Kaplan................................................      1,250       1,250       1,250
  Vice President
S. J. Schnoor...............................................      1,250       1,250       1,250
  Vice President & Controller

                                                               NUMBER OF RESTRICTED STOCK UNITS
                                                                      THAT MAY BE EARNED
                                                              ----------------------------------
                                                                  PERFORMANCE LEVEL FOR 2004
                                                              ----------------------------------
NAME AND POSITION                                              THRESHOLD     TARGET     MAXIMUM
-----------------                                             -----------   --------   ---------
All Executive Officers as a Group (6 in number).............     23,750      23,750      23,750
Non-Executive Officer Employee Group (including current
  officers who are not executive officers)..................     21,000      21,000      21,000

     In the event stockholders disapprove this Proposal, the awards shown in the above table will not be granted or earned to the extent required under Treasury Regulation 1.162-27(e)(4) so that shareholder approval of the Proposal would have met the requirements of that Regulation.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the federal income tax consequences generally arising with respect to awards under the EICP.

     The grant of an option or SAR will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercise of an option other than an ISO, the participant generally must recognize ordinary income equal to the fair market value of the shares delivered to the participant on the date of exercise minus the exercise price. Upon exercise of an SAR, the participant generally must recognize ordinary income equal to the cash or the fair market value of the shares received.

     Upon a sale of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price (any appreciation in the ISO shares from the date of exercise to the date of sale will represent capital gain). If ISO shares are sold when the holding periods have been met, and upon any sale of shares acquired by exercise of a non-qualified option (that is, a non-ISO) or LSAR, the sale generally will result in short-term or long-term capital gain or loss to the participant equal to the sale price minus the participant's tax basis in the shares (the tax basis being, generally, the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or LSAR).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR, but generally will not be entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

     A participant granted restricted stock under the EICP generally will not be subject to taxation at grant or during the period the award is restricted as to transferability and subject to a substantial risk of forfeiture. If the shares have been delivered to the participant, he or she generally must recognize ordinary income equal to the fair market value of the shares at the time the restricted stock becomes transferable or not subject to a substantial risk of forfeiture. Tax rules permit a participant to elect to be taxed on restricted stock at the time of grant, but if the participant subsequently forfeits such shares he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. Stock granted as a bonus will represent ordinary income to the participant equal to the fair market value of the shares at the time of grant. With respect to deferred stock, taxation of the participant generally is deferred until stock is delivered to the participant in settlement of the award. In each of these cases, the Company generally will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant (except as limited under Code
Section 162(m), discussed above and below), in the year in which the participant recognizes such income.

     As discussed above, the Company generally intends that options, SARs, performance-based restricted stock, deferred stock and stock granted as a bonus, and annual incentive awards under the EICP qualify as "performance-based compensation," so that such awards will not be subject to the $1 million deductibility cap of Code Section 162(m). A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the EICP will be fully deductible under all circumstances. In addition, other awards under the EICP, including restricted stock, deferred stock or bonus stock not subject to performance conditions, will not so qualify, so that compensation paid to persons who are covered employees in connection with such awards, to the extent such compensation and other compensation subject to Section 162(m)'s deductibility cap in a given year exceeds $1 million, will not be tax deductible by the Company for federal income tax purposes. (See "Compensation Committee Report.")

     The foregoing discussion, which is general in nature, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the EICP. Different tax rules may apply, including in the case of variations in transactions that are permitted under the EICP (such as payment of the exercise price of an option by surrender of previously acquired shares). This discussion does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws. Accordingly, participants are urged to consult a tax advisor as to their individual circumstances.

VOTE REQUIRED

     Adoption of the proposal to approve amendment and restatement of the EICP requires the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting, subject to a requirement that votes cast represent more than 50% in interest of all securities entitled to vote on the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED.

EQUITY COMPENSATION PLAN INFORMATION

     The Company maintains the 1995 Executive Incentive Compensation Plan and the 1995 Non-Employee Directors' Stock Plan, which allow the Company to grant equity awards to eligible persons. Upon shareholder approval of these two plans in 1995, the Company terminated the use of the 1986 Stock Option Plan for granting stock option awards.

     The Company also assumed options under the SGB Group Plc Discretionary Share Option Plan 1997 (the "SGB Plan") upon Harsco's acquisition of SGB Group Plc ("SGB") in 2000. At the time of the acquisition, various employees of the U.K.-based SGB held previously granted stock options under the SGB Plan. Harsco authorized the issuance of Harsco common stock to fulfill these SGB Plan stock options upon exercise from time to time. Harsco has not made any additional stock option grants under the SGB Plan since the acquisition and will not make any further grants in the future.

     The following table gives information about equity awards under these plans as of December 31, 2003. All securities referred to are shares of Harsco common stock.

                                                                                            (C)
                                                                                  -----------------------
                                            (A)                                    NUMBER OF SECURITIES
                                    --------------------           (B)            REMAINING AVAILABLE FOR
                                    NUMBER OF SECURITIES   --------------------    FUTURE ISSUANCE UNDER
                                    TO BE TO ISSUED UPON     WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                        EXERCISE OF         EXERCISE PRICE OF        PLANS (EXCLUDING
                                    OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
PLAN CATEGORY                       WARRANTS AND RIGHTS    WARRANTS AND RIGHTS          COLUMN(A))
-------------                       --------------------   --------------------   -----------------------
Equity compensation plans approved
  by security holders(1)..........       1,679,028                $30.74                 1,468,831
Equity compensation plans not
  approved by security holders....          16,052(2)             $28.01(3)                      0
Total.............................       1,695,080                $30.72                 1,468,831

---------------

(1) Plans include the 1986 Stock Option Plan as amended, the 1995 Executive Incentive Compensation Plan as amended and the 1995 Non-Employee Directors' Stock Plan.

(2) Represents the shares of Harsco common stock issuable as replacement option shares in satisfaction of the exercise of stock options granted by SGB under the SGB Plan as described below. This plan is not a material equity compensation plan of the Company.

(3) These stock options denominate the exercise price in U.K. pounds sterling. The price shown is translated into U.S. dollars at an exchange rate of $1.7859 effective December 31, 2003.

DESCRIPTION OF THE EQUITY COMPENSATION PLAN NOT APPROVED BY SECURITY HOLDERS

     Upon the acquisition of SGB in June 2000, Harsco authorized the assumption of outstanding options granted under the SGB Plan and the issuance of options ("Harsco Replacement Options") exercisable for shares of Harsco common stock in exchange for options granted by SGB pursuant to the SGB Plan and exercisable for shares of SGB common stock ("SGB Options"). On June 30, 2000, Harsco commenced an offer ("Option Exchange Offer") to the holders of SGB Options for an equivalent Harsco Replacement Options. Upon completion of the Option Exchange Offer, each SGB Option exercisable for one SGB share was exchanged for a Harsco Replacement Option exercisable for a fraction, equal to 0.1362, of one share of Harsco common stock. The Company has authorized the issuance of Harsco common stock from treasury or from authorized but unissued shares as necessary to fulfill the terms of the Harsco Replacement Options. The maximum number of shares of Harsco common stock that were issuable upon exercise of the Harsco Replacement Options was 61,097. Only those SGB participants who accepted the Option Exchange Offer and received Harsco Replacement Options are eligible to continue participation in the SGB Plan. SGB Options were granted under the Plan on five different dates prior to the acquisition. The exercise prices of the Harsco Replacement Options vary depending on the original SGB Option date of grant and range from 1145.0 U.K. pence to 2092.0 U.K. pence. The options are exercisable during the period commencing on the third anniversary of the date the original SGB Options were granted and ending on the day before the tenth anniversary of the date the SGB Options were granted. If a participant ceases to be an Eligible Employee (as defined under the Plan), the participant's

Harsco Replacement Options will lapse, except in the event that the participant ceases to be an Eligible Employee due to death or injury, disability, redundancy or retirement.

PROPOSAL 4: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Audit Committee has designated PricewaterhouseCoopers LLP as independent accountants to audit the Company's financial statements for the fiscal year ending December 31, 2004. This firm has audited the financial statements of the Company and its predecessors since 1929. Although not required to do so by law or otherwise, the Audit Committee desires that stockholders ratify its selection of PricewaterhouseCoopers LLP as the Company's independent accountants. Therefore, the Audit Committee's choice of independent accountants will be submitted for ratification or rejection at the Annual Meeting. In the absence of contrary direction from stockholders, all proxies that are submitted will be voted in favor of the confirmation of PricewaterhouseCoopers LLP as the Company's independent accountants. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting, with the opportunity to make a statement and answer questions of stockholders.

     If this proposal is not ratified by a majority of the shares entitled to vote at the Annual Meeting, the appointment of the independent accountants will be reevaluated by the Audit Committee. Due to the difficulty and expense of making any substitution of accountants, it is unlikely that their appointment for the audit of the financial statements for the fiscal year ending December 31, 2004 would be changed. However, the Audit Committee may review whether to seek new independent accountants for the fiscal year ending December 31, 2005.

     The Audit Committee, at its meeting held on November 18, 2003, reviewed the fee estimate for the annual audit of the Company's fiscal 2003 financial statements and, taking into consideration the possible effect of non-audit services on the accountants' independence, also reviewed specific non-audit services to be rendered for income tax services. The Committee authorized the Committee Chairman to finalize and sign the engagement agreement with PricewaterhouseCoopers LLP.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Management Development and Compensation Committee ("Compensation Committee") of the Board of Directors. The Compensation Committee is currently composed of the four non-employee Directors listed below this Report. Each member of the Compensation Committee is considered to be independent in accordance with the guidelines established by the New York Stock Exchange and no member has any interlocking or other relationships with the Company that are subject to disclosure under the Securities and Exchange Commission rules relating to proxy statements. All decisions of the Compensation Committee relating to the salaries and grade levels of the Company's Executive Officers are approved by the full Board.

     The Compensation Committee believes that the Company benefits from a broad based executive compensation program with approximately 30 division officers, five executive officers and two other corporate officers participating in the program as of December 31, 2003.

PROGRAM GOALS

     In administering the Companies executive compensation program, the Compensation Committee looks to accomplish the following goals:

     - Incentivize management to achieve the Company's annual and long-term performance goals, which are specifically designed to reinforce the creation and enhancement of shareholder value;

     - Promote individual initiative and achievement;

     - Provide levels of compensation that are fair, reasonable and competitive with comparable industrial companies; and

     - Attract and retain qualified executives who are critical to the Company's long-term success.

OTHER KEY GUIDING PRINCIPLES

     In addition to the above goals, the Compensation Committee administers the Company's executive compensation programs with these guiding principles in mind:

     - In general, the Committee strives to maintain total compensation packages which range from moderately below to moderately above the industry medians.

     - The executives most able to affect the performance of the Company should have a significant portion of their potential total compensation at risk and dependent upon the Company's performance.

     - The executive officers of the Company should share in the gains and losses of common stock experienced by stockholders in order to reinforce the alignment of their respective interests.

     - The Company has not reset the exercise price on any existing stock options in the past, and as a matter of sound compensation policy, does not foresee doing so in the future.

PROGRAM COMPONENTS

     The Compensation Committee carries out the executive compensation program through various compensation methods and programs. The primary compensation methods used and the manner in which they are administered, include the follow:

     - Annual Salary, which is based upon grade levels that reflect the degree of responsibility associated with the executive's position and the executive's past achievement;

     - Annual cash incentive compensation awarded under the 1995 Executive Incentive Compensation Plan (the "1995 Incentive Plan"), the amount of which is based upon achievement of specific economic value-added ("EVA(R)") goals established for the relevant business unit. The Compensation Committee believes that attainment of specific, measurable EVA goals is an important determinant of total return to stockholders over the long-term and has the advantage of not being subject to period vagaries of the common stock price;

     - Some form of equity compensation issued under the 1995 Incentive Plan. In the past, stock options were granted. The issuance of options has been suspended and the Committee is currently reviewing long-term compensation alternatives. Grants (in whatever form the Committee determines appropriate) are made by the Compensation

       Committee on the basis of the Committee's evaluation of each unit's strategic performance and the contribution of the executive to that unit; and

     - Various retirement and other benefits commonly found in similar companies.

     In establishing the weight of these various compensation components, the Compensation Committee believes that as an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity should be based on performance incentives and a lesser portion on salary. The Compensation Committee also believes that as executives rise to positions that can have a greater impact on the Company's performance, the compensation program should place more emphasis on the value of the common stock.

  Salaries

     The Compensation Committee completed its annual review of officer salaries at the December 17, 2002 Committee meeting. In establishing 2003 salaries, the Committee considered an analysis of compensation survey data that the Company's compensation consultant, Towers Perrin, had prepared at the Compensation Committee's request.

     Each year, the Compensation Committee considers adjustments to the salary of each executive officer based upon the available salary budget, the performance of each officer, comparison survey data provided by one or more major consulting firms, comparison to other internal salaries and the Company's salary range structure for various grade levels. The salary range structure for various grade levels is also revised from time to time based upon industry survey data provided by Towers Perrin. The Towers Perrin industry compensation survey considered by the Committee is a broad based survey of companies selected by the consulting firm which are not limited to the companies within the Dow Jones Industrial-Diversified Index referenced elsewhere in the Proxy Statement, though some of those companies may have been included in the survey.

  Annual Incentive Compensation Plan

     Payments for executive officers under the 1995 Incentive Plan for calendar year 2003 were dependent upon achievement of EVA targets for their respective business units in the case of Messrs. Butler and Kaplan, and the achievement of an EVA objective for the Company, in the case of the other executive officers. These EVA objectives were established by the Compensation Committee prior to the beginning of the year.

     Payments under this Plan are a function of the executive's annual salary multiplied by the bonus percentage, which in turn is multiplied by a performance percentage. The bonus percentage is determined for each individual executive and is a function of the individual's level of responsibilities and their ability to impact the overall results of the Company. The percentage is calculated by multiplying the individual's salary grade by .02. The bonus percentage for 2003 for Mr. Hathaway was 60% and the bonus percentages for the other executive officers ranged from 34% to 46%.

     The performance percentage is determined based on achievement of EVA objectives and can range from 0 to 200%. The EVA objectives include various performance levels. The 2003 EVA objectives, which were developed with input from Stern Stewart & Company, include a minimum, target and maximum performance level. Performance which is below the minimum performance level results in a zero performance percentage and therefore, no incentive payments being made. The performance percentage increases above zero once the minimum performance level is obtained and increases as results increase above the minimum level. For 2003, the performance percentage for achieving the target level of EVA performance results is 100%. If the maximum performance level is obtained or surpassed, the performance percentage is capped at 200%.

     The Compensation Committee, again with the input of Stern Stewart & Company, has established minimum, target and maximum objectives for overall Company EVA performance for 2004 and has allocated that target objective among the divisions. Thus, the annual incentive compensation awards of the corporate officers are closely related to the overall performance of the divisions against their EVA goals.

     Based on their business unit's achievements against the established EVA targets, Messrs. Butler and Kaplan attained 142% and 87% of target achievement respectively. The other four executive officers attained 119% of target achievement for the 2003 based on the overall EVA achievement of the Company. The amounts of the awards to the named executive officers under the Plan are summarized in the Summary Compensation Table.

  Long-term Compensation

     Stock options have been the vehicle through which the long-term incentive compensation was granted to employees. No stock options were issued by the Company during 2003. The Compensation Committee, on the recommendation of management, decided to take a one year leave in the issuance of options to study the impact options issuance were having on the Company, stockholders and employees. In December of 2003, the Compensation Committee again decided not to issue options in 2004, but instead have asked management to develop a long-term equity compensation program for key senior managers in the Company. The Compensation Committee expects that any awards under this long-term equity compensation program will be made pursuant to the terms of the 1995 Incentive Plan.

     The 1995 Incentive Plan was approved by the stockholders in 1995, was renewed by the stockholders in 1998 and 2001, and has been used to make grants of options to other corporate officers and key employees, division officers as well as the executive officers. The guidelines for the maximum annual number of options granted for each grade level were established in January 2001 based upon a recommendation from Towers Perrin, and that firm's year 2000 survey of the long-term incentive compensation and total compensation practices of major United States companies. Towers Perrin used a Black-Scholes valuation of the Company's options to make comparisons of compensation value. The number of options granted to a particular officer was determined by grade level and the Committee's evaluation of the strategic performance of the individual and the individual's business unit. Thus, the Chairman, President and Chief Executive Officer, Mr. Hathaway, who has the highest grade level, received the largest award. The absolute maximum stock option award as provided in the 1995 Incentive Plan is 150,000 shares for any single participant in a calendar year. In addition to options, the 1995 Incentive Plan permits the issuance of stock appreciation rights, restricted stock and deferred stock.

  Other Compensation

     The Company has certain other broad based employee benefit plans in which the executive officers participate on the same terms as non-executive employees, including health insurance, a defined benefit pension plan, a 401(k) savings plan and the term life insurance benefit equal to two times the individual's salary up to a maximum benefit of $500,000. In addition, the executive officers participate in the Supplemental Retirement Benefit Plan as described elsewhere in this Proxy Statement, which supplements both the qualified pension plan and the Company's 401(k) Savings Plan. During 2003, the Company amended most of its defined-benefit pension plans to end further accruals under the plan for additional service with the Company. After 2003, benefits paid under these amended plans will take into account future salary increases of participants.

THE CHIEF EXECUTIVE OFFICER'S 2003 COMPENSATION

     The incentive plan cash and salary awarded or paid to Mr. Hathaway with respect to 2003 are discussed in the Summary Compensation Table on page 38 in this Proxy Statement with respect to amounts, and in this Report with respect to the factors considered by the Compensation Committee. Mr. Hathaway's 2003 salary was determined by the Committee utilizing the same factors as are explained in the "Salaries" section above. The Committee particularly considered the progress that was being made on various matters of strategic concern to the Company, including the disposal of underperforming assets, the addressing of pension cost increases and significant increase in the Company's cash flow and reduction of debt. As was stated above, Mr. Hathaway's annual incentive payment was primarily a function of the Company's overall EVA performance. Of the total $1,504,892 in cash compensation paid to Mr. Hathaway for 2003 as reflected in the Summary Compensation Table, 41.7% was contingent and dependent upon the achievement of the EVA performance objectives established by the Compensation Committee. This is consistent with the Compensation Committee's view that those executives most able to affect the performance of the Company should have a significant portion of their potential total compensation at risk and dependent upon the Company's performance.

RELATIONSHIP OF PERFORMANCE TO COMPENSATION

     The Company currently ties executive pay to corporate performance primarily through the 1995 Incentive Plan annual awards that are based upon achievement of objectives adopted by the Compensation Committee. Stock option grants have been made in the past to executives and they only provide realizable compensation through increases in the stock price.

POLICY REGARDING IRC SECTION 162

     Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation for individuals in excess of $1 million per year paid by publicly traded corporations to the chief executive officer and the four other executives named in the compensation table of the Proxy Statement. The Company has determined that given the rates of compensation currently in effect and the exemption under Internal Revenue Service regulations applicable to income derived from stock options granted under the Harsco 1986 Stock Option Plan or the 1995 Incentive Plan, and the exemption applicable to the performance based incentive compensation bonuses under the 1995 Incentive Plan, the Company should not be exposed to any non-deductibility of executive compensation expense under
Section 162(m) in the 2003 tax year. In 1995, the Company obtained stockholder approval of the 1995 Incentive Plan, which was designed to preserve the deductibility to the extent possible, of executive compensation resulting from performance based awards under that Plan. The Company obtained renewal of that approval by the stockholders in 1998 and again in 2001.

SUMMARY

     In summary, the Committee believes that the Company's total compensation program achieves the objective of providing meaningful and appropriate rewards, recognizing both current performance contributions and the attainment of long-term strategic business goals of critical importance to the future growth of Harsco Corporation.

SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

     R. C. Wilburn, Chairman
     C. F. Scanlan
     J. I. Scheiner
     A. J. Sordoni, III

                    EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information concerning the compensation awarded to, earned by or paid to the Named Executives for services rendered to the Company in all capacities during each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                         ------------
                                                ANNUAL COMPENSATION       SECURITIES    ALL OTHER
NAME AND                                      ------------------------    UNDERLYING     COMPEN-
PRINCIPAL                                            SALARY     BONUS      OPTIONS       SATION
POSITION                                      YEAR     ($)       ($)        (#)(1)       ($)(2)
---------                                     ----   -------   -------   ------------   ---------
D. C. Hathaway..............................  2003   878,000   626,892         -0-         6,000
  Chairman, President &                       2002   852,500   378,510     100,000        37,084
  Chief Executive Officer                     2001   852,500   215,290     125,000       220,806

G. D. H. Butler(3)..........................  2003   441,664   288,495         -0-           -0-
  Senior Vice President -- Operations         2002   402,000   159,031      24,000           -0-
                                              2001   375,200   258,888      40,000           -0-

S. D. Fazzolari.............................  2003   335,000   183,379         -0-         6,000
  Senior Vice President, Chief                2002   309,000   105,184      24,000        12,468
  Financial Officer & Treasurer               2001   309,000    59,827      40,000        63,864

R. W. Kaplan(4).............................  2003   335,000   134,067         -0-         6,000
  Vice President                              2002   325,000   149,500      24,000        13,114
                                              2001   325,000    62,925      40,000        66,766

S. J. Schnoor...............................  2003   220,000    99,484         -0-         6,000
  Vice President & Controller                 2002   185,000    46,546       6,000         6,965
                                              2001   185,000    47,175       8,000         9,164

---------------
(1) Represents stock options granted in the respective years. The Company granted these options, relating to shares of its common stock, to certain employees, including executive officers, of the Company under its 1995 Executive Incentive Compensation Plan. Options granted are not exercisable for twelve months following the date of grant, unless a change in control of the Company occurs, nor are they exercisable ten years after the date of grant. The options granted in 2002 are not exercisable until two years after the grant date. The exercise price per share of options granted under the Plan was one hundred percent (100%) of the fair market value of common stock at the date of grant. No stock options were granted during 2003. See "Stock Options Issued During the 2003 Fiscal Year" below.

(2) For 2003, represents Company Savings Plan contributions made on behalf of the Named Executives. The Company maintains the Harsco Corporation Savings Plan which includes the "Salary Reduction" feature afforded by Section 401(k) of the Internal Revenue Code. Eligible employees may authorize the Company to contribute from 1% to 16% of their pre-tax compensation to the Savings Plan. In October of 2002, the contribution limit was raised to 75% of an employee's pre-tax compensation subject to IRS and Plan limitations. The Company makes matching contributions for the account of each participating employee equal to 50% of the first 1% to 6% of such employee's "Salary Reduction" contribution. Under the Supplemental Savings Benefit portion of the Supplemental Retirement Benefit Plan, if the IRS-imposed limitations on Section 401(k) Savings Plan contributions are reached by a Named Executive for a given year, so that he is unable to make the maximum 6% of pre-tax compensation "Salary Reduction" contribution that would be subject to the Company's matching contributions under the Savings Plan, the Company will make contributions on behalf of the Named Executive to the Supplemental Savings Benefit portion of the Supplemental Retirement Benefit Plan in an amount equal to the amount of the matching contributions that it would have made under the Savings Plan if the Executive could have contributed the full 6% of his pre-tax compensation, less the amount of matching contributions that the Company actually made for his benefit under the Savings Plan. Such Company contributions to the Supplemental Retirement Benefit portion of the Supplemental Retirement Benefit Plan are credited in the form of phantom shares based upon the value of common stock on the date of the Company's contributions. Dividends that would have been paid on common stock are credited as additional phantom shares, and all phantom shares will ultimately be paid out in cash based upon the value of shares of common stock at the time of payment. The Company terminated this Supplemental Savings Benefit effective December 31, 2002. For 2001, includes a special cash bonus for successful integration of the SGB Group business after acquiring it in 2000.

(3) Mr. Butler was elected Senior Vice President -- Operations effective September 26, 2000. He serves concurrently as President of the MultiServ and SGB Division. Mr. Butler's salary and bonus are designated in U.S. dollars, but he is paid in British pounds at conversion rates that were in effect during the respective periods.

(4) Mr. Kaplan was appointed Vice President -- Harsco effective January 1, 2004 and is concurrently President of the Harsco Gas & Fluid Control Group.

STOCK OPTIONS ISSUED DURING THE 2003 FISCAL YEAR

     The Board of Directors, on the recommendation of Senior Management, decided not to issue any stock options during 2003 to Company management or employees. It was the Board's intention to review, during 2003, the appropriateness of the use of stock options as the vehicle for long-term compensation within the Company. In December 2003, the Board decided again not to issue any stock options in 2004 to Company management or employees. Instead, the Board has decided that restricted stock or restricted stock units should be the long-term compensation method for the Company. A proposal is included in this Proxy Statement requesting stockholders to approve an amendment to the Company's 1995 Executive Incentive Compensation Plan which could qualify future grants of restricted stock or restricted stock units as performance-based compensation under Section 162(m) of the Internal Revenue Code.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information, with respect to the Named Executives, concerning the exercise of options during fiscal year 2003 and unexercised options at December 31, 2003:

                      AGGREGATED OPTION EXERCISES IN 2003
                         AND OPTION VALUES AT 12/31/03

                                SHARES                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                               ACQUIRED                  UNDERLYING UNEXERCISED             IN-THE-MONEY
                                  ON         VALUE      OPTIONS AT 12/31/03(#)(2)     OPTIONS AT 12/31/03($)(3)
                               EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                              (#)        ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   --------   -----------   -------------   -----------   -------------
D. C. Hathaway --...........       -0-          -0-      337,500        100,000       4,891,950      1,117,000
  Chairman, President &
  Chief Executive Officer
G. D. H. Butler --..........    15,000      192,040       52,000         24,000         805,470        268,080
  Senior Vice President --
  Operations
S. D. Fazzolari --..........       -0-          -0-      100,000         24,000       1,411,460        268,080
  Senior Vice President,
  Chief Financial Officer &
  Treasurer
R. W. Kaplan --.............    52,700      590,982       56,300         24,000         763,332        268,080
  Vice President
S. J. Schnoor --............       -0-          -0-       13,300          6,000         172,388         67,020
  Vice President &
  Controller

---------------
(1) Represents the difference between the exercise price and the market price of common stock on the date of exercise.

(2) Options granted during a particular year are not exercisable for twelve months following the date of grant (two years for 2002 grants) unless a change in control of the Company occurs.

(3) Represents the difference between the exercise price and the market price of common stock on December 31, 2003, multiplied by the number of in-the-money unexercised options contained in the respective category. Average market price at December 31, 2003 was $43.82 per share. Options are in-the-money when the market price of the underlying securities exceeds the exercise price.

RETIREMENT PLANS

     The Company provides retirement benefits for each officer under the Supplemental Retirement Benefit Plan ("Supplemental Plan"). All executive officers are covered by the Supplemental Plan excepting G.D.H. Butler who is covered by the U.K. pension plan described below. Until December 31, 2002, the Supplemental Plan replaced the 401(k) Company match lost due to government limitations on such contributions. The replacement was in the form of phantom shares as more fully described in footnote 2 on page 39. The Plan was amended effective January 1, 2003, to eliminate any future replacement of lost company match and any further granting of phantom shares. A new non-qualified restoration plan was established January 1, 2004 to provide for the discretionary and matching contribution that would be otherwise provided under the qualified 401(k) Plan for salaried employees' contributions made after December 31, 2003, but for IRS Code limitations under Section 402(g), Section 401(a)(17), Section 415 or Section 401 (m) providing however that such eligible participants shall receive matching contribution under the restoration plan only by deferring before tax dollars to the qualified plan. All U.S. executive officers are also covered by the qualified pension plan. Each plan is a defined benefit plan providing for normal retirement at age 65. Early retirement may be taken commencing with the first day of any month following the attainment of age 55, provided at least 15 years of service have been completed. Early retirement benefits commencing prior to age 65 are reduced. The Supplemental Plan also provides for unreduced pension benefits if retirement occurs after age 62, provided at least 30 years of service have been completed. The Supplemental Plan provides for a preretirement death benefit payable in a monthly benefit to a beneficiary designated by the participant for participants who die after qualifying for benefits. The Supplemental Plan also includes provisions which fully vest participants upon termination of employment following a "change in control" of the Company as defined in the Supplemental Plan.

     Total pension benefits are based on final average compensation and years of service. The normal retirement benefit under the Supplemental Plan is equal to a total of .8% of final average compensation up to the "Social Security Covered Compensation" as defined in the Supplemental Plan plus 1.6% of the final average compensation in excess of the "Social Security Covered Compensation" multiplied by up to 33 years of service, reduced by the benefits under the qualified plan. Final average compensation is defined as the aggregate compensation (base salary plus nondiscretionary incentive compensation) for the 60 highest consecutive out of the last 120 months prior to date of retirement or termination of employment for any reason prior to normal retirement date. The Plan was amended in 2002 to provide that for any retirements on or after January 1, 2003, the 1.6% factor in the benefit formula is reduced to 1.5% and the definition of Final Average Compensation was amended to reduce the amount of nondiscretionary incentive compensation included in the benefit calculation from 100% to 50%, for such amounts paid on or after January 1, 2003. Notwithstanding these amendments, no participant's retirement benefit shall be reduced by reason of these amendments, below the benefit accrued at December 31, 2002. The Plan was amended December 31, 2003 to provide that pension benefit accrual service shall not be granted to any Company employee after December 31, 2003, provided, however, compensation earned for services performed for the Company for current Supplemental Plan participants through December 31, 2003, shall be included in determining their Final Average Compensation under the Supplemental Plan.

     The following table shows estimated total annual pension benefits payable to the U.S. executive officers of the Company under the qualified pension plan and the Supplemental Plan, including the Named Executives upon retirement at age 65, in various remuneration and year-of- service classifications, assuming the total pension benefit was payable as a straight life annuity guaranteed for ten years and retirement took place on January 1, 2004.

                     PENSION PLAN TABLE -- U.S. EXECUTIVES

                                                     YEARS OF SERVICE
                                 ---------------------------------------------------------
REMUNERATION(1)                    10        15        20        25        30        35*
---------------                  -------   -------   -------   -------   -------   -------
 300,000.......................   41,921    62,881    83,841   104,801   125,762   138,338
 400,000.......................   56,921    85,381   113,841   142,301   170,762   187,838
 500,000.......................   71,921   107,881   143,841   179,801   215,762   237,338
 600,000.......................   86,921   130,381   173,841   217,301   260,762   286,838
 700,000.......................  101,921   152,881   203,841   254,801   305,762   336,338
 800,000.......................  116,921   175,381   233,841   292,301   350,762   385,838
 900,000.......................  131,921   197,881   263,841   329,801   395,762   435,338
1,000,000......................  146,921   220,381   293,841   367,301   440,762   484,838
1,100,000......................  161,921   242,881   323,841   404,801   485,762   534,338
1,200,000......................  176,921   265,381   353,841   442,301   530,762   583,838
1,300,000......................  191,921   287,881   383,841   479,801   575,762   633,338
1,400,000......................  206,921   310,381   413,841   517,301   620,762   682,838
1,500,000......................  221,921   332,881   443,841   554,801   665,762   732,338
1,600,000......................  236,921   355,381   473,841   592,301   710,762   781,838

---------------

 *  The Supplemental Plan has a 33-year service maximum.

(1) Final average compensation for the U.S. Named Executives as of the end of the last calendar year is: Mr. Hathaway: $1,341,665; Mr. Fazzolari:
    $440,985; Mr. Kaplan: $458,055; and Mr. Schnoor $247,985. As of December 31,
    2003, the credited years of service are frozen for each Named Executive and are as follows: Mr. Hathaway: 37.5 years; Mr. Fazzolari: 23.5 years; Mr.
    Kaplan: 24.5 years and Mr. Schnoor 15.667 years.

     The Company does not provide retiree medical benefits to its executive officers.

     The following table shows estimated total annual pension benefits payable to the U.K. executive officer of the Company, Mr. Butler, for life, under the Harsco Pension Scheme, a qualified pension plan in the U.K., upon retirement at age 60, which is normal retirement age under the Scheme, in various remuneration and year-of-service classifications, assuming the total pension benefit was payable and retirement took place on January 1, 2004. The benefit would be paid in British pounds and all amounts in the table below are stated in U.S. dollars at a conversion rate of $1.7859 = L1.00. The Scheme provides that if the participant dies within five years after starting to receive a pension, a lump sum will be paid equal to the pension payments that would have been made during the remainder of the five year period. The annual pension benefit is based on the highest annual total of salary and bonus within the last five years (or the highest average amount of annual salary plus bonus received in any three consecutive scheme years within the last ten years, if higher) ("Final Pensionable Salary") and the years of service, subject to various deductions for service prior to April 6, 1989, and a statutory limitation of two thirds of the Final Pensionable Salary. The Plan was amended in 2002 to provide that for any retirements on or after January 1, 2003, the benefit accrual rate is reduced, and the definition of Final Pensionable Salary is amended to reduce the amount of incentive bonus included in the calculation from 100% of 50% for such amounts paid on or after January 1, 2003. The Plan was amended in 2003 to provide that, in respect of service after January 1, 2004 only, normal retirement age is increased to 65, and the definition of Final Pensionable Salary is amended so as to be equal to the average salary and 50% of bonus over the last five scheme years prior to retirement.

                      PENSION PLAN TABLE -- U.K. EXECUTIVE

                                                     YEARS OF SERVICE
                                 ---------------------------------------------------------
REMUNERATION(1)                    10        15        20        25        30        35
---------------                  -------   -------   -------   -------   -------   -------
 300,000.......................   54,900    83,340   111,810   140,280   168,750   197,220
 400,000.......................   73,320   111,120   149,080   187,040   225,000   262,960
 500,000.......................   91,650   138,900   186,350   233,800   281,250   328,700
 600,000.......................  109,980   166,680   223,620   280,560   337,500   394,440
 700,000.......................  128,310   194,460   260,890   327,320   393,750   460,180
 800,000.......................  146,640   222,240   298,160   374,080   450,000   525,920
 900,000.......................  164,970   250,020   335,430   420,840   506,250   591,660
1,000,000......................  183,300   277,800   372,700   467,600   562,500   657,400

---------------

(1) Final Pensionable Salary for G.D.H. Butler as of the end of the last calendar year is $808,870. The estimated credited years of service for Mr. Butler is 34.25 years.

EMPLOYMENT AGREEMENTS WITH OFFICERS OF THE COMPANY

     On September 25, 1989, the Board of Directors authorized the Company to enter into employment agreements with certain officers, including Messrs. Hathaway and Kaplan, and subsequently with Messrs. Fazzolari and Butler (the "Agreements"). Pursuant to those authorizations, the Company entered into individual Agreements with each of these individuals. The Agreements are designed as an inducement to retain the services of the officers and provide for continuity of management during the course of any threatened or attempted change in control of the Company. The Agreements are also intended to ensure that, if a possible change in control should arise and the officer should be involved in deliberations or negotiations in connection with the possible change in control, the officer would be in a position to consider as objectively as possible whether the possible change in control transaction is in the best interests of the Company and its stockholders without concern for his position or financial well-being. Should a change in control occur, the Agreements provide for continuity of management following the change by imposing certain obligations of continued employment on the officers.

     Under the Agreements, the Company and the officers agree that in the event of a change in control, such officer will remain in the Company's employ for a period of three years from the date of the change in control (or to such officer's normal retirement date, if earlier), subject to such officer's right to resign during a thirty-day period commencing one year from the date of the change in control or for good reason, as defined in the Agreement. If such officer's employment terminates within three years after a change in control for any reason other than cause as defined in the Agreements, resignation without good reason as defined in the Agreements, or disability or death, such officer will be paid a lump sum amount equal to such officer's average annual gross income reported on Form W-2 (P-60 for Mr. Butler) for the most recent five taxable years prior to the change in control, multiplied by the lesser of 2.99 or the number of whole and fractional years left to such executive officer's normal retirement date, plus interest. The payment may be subject to reduction to avoid adverse tax consequences.

     For purposes of the Agreements, a "change in control" would be deemed to have occurred if (i) any person or group acquires 20% or more of the Company's issued and outstanding shares of common stock; (ii) the members of the Board as of the date of the Agreements (the "Incumbent Board") including any person subsequently becoming a Director whose election, or nomination for election by the Company's stockholders, was approved by a majority of the

Directors then comprising the Incumbent Board, cease to constitute a majority of the Board of the Company as a result of the election of Board members pursuant to a contested election; (iii) the stockholders approve of a reorganization, merger or consolidation that results in the stockholders of the Company immediately prior to such reorganization, merger or consolidation owning less than 50% of the combined voting power of the Company; or (iv) the stockholders approve the liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

     If such provisions under the applicable Agreements had become operative on January 1, 2004, the Company would have been required to pay Messrs. Hathaway, Butler, Fazzolari, and Kaplan the following termination payments based on compensation information available at December 31, 2003: $3,965,105, $2,025,486, $1,323,849, and $1,376,357, respectively.

     On September 26, 1988, the Company entered into an agreement with Mr. Hathaway which provides that for purposes of calculating his retirement benefits, his years of service will be deemed to have commenced June 20, 1966.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Wilburn, Scheiner, Sordoni and Ms. Scanlan served as members of the Management Development and Compensation Committee during 2003 and none of them was an officer or employee of the Company during that time and did not serve as an executive officer of any entity for which any executive officer of the Company serves as a director or a member of its compensation committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and certain of its officers to send reports of their ownership of Harsco Corporation stock and changes in ownership to the Company and the Securities and Exchange Commission (the "SEC"), The New York Stock Exchange, Inc. and The Pacific Exchange, Inc. SEC regulations also require the Company to identify in this Proxy Statement any person subject to this requirement who failed to file any such report on a timely basis and the Company is not aware of any such failure during 2003.

OTHER MATTERS

     The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by use of mail, employees of the Company may solicit proxies personally or by telephone or facsimile but will not receive additional compensation for these services. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and the Company may reimburse them for their expense in so doing. The Company has retained Morrow & Co. to assist in the solicitation at a cost that is not expected to exceed $10,000 plus reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR PRESENTATION AT 2005 ANNUAL MEETING OF STOCKHOLDERS

     If a stockholder of the Company wishes to submit a proposal for consideration at the 2005 Annual Meeting of Stockholders, such proposal must be received at the executive offices of the Company no later than November 22, 2004, to be considered for inclusion in the Company's Proxy Statement and Proxy Card relating to the 2005 Annual Meeting. Although a stockholder proposal received after such date will not be entitled to inclusion in the Company's Proxy Statement and Proxy Card, a stockholder can submit a proposal for consideration at the 2005 Annual Meeting in accordance with the Company's By-laws if written notice is given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the Meeting. In the event that the Company gives less than 70 days notice of the Meeting date to stockholders, the stockholder must give notice of the proposal within ten days after the mailing of notice or announcement of the Meeting date. In order to nominate a candidate for election as a Director at the 2005 Annual Meeting, a stockholder must provide written notice and supporting information to the Secretary of the Company by personal delivery or mail not later than January 27, 2005.

                                   APPENDIX A
                               HARSCO CORPORATION

                    1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN
                  AS AMENDED AND RESTATED AT JANUARY 27, 2004

     1. PURPOSE. The purpose of this 1995 Non-Employee Directors' Stock Plan (the "Plan") of Harsco Corporation (the "Company") is to advance the interests of the Company and its stockholders by providing a means to attract and retain highly qualified persons to serve as non-employee directors and to promote ownership by non-employee directors of a greater proprietary interest in the Company, thereby aligning such directors' interests more closely with the interests of stockholders of the Company.

     2. DEFINITIONS. In addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

          (a) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.

          (b) "Deferred Stock" means the credits to a Participant's deferral account under Section 8, each of which represents the right to receive one share of Stock upon settlement of the deferral account. Deferral accounts, and Deferred Stock credited thereto, are maintained solely as bookkeeping entries by the Company evidencing unfunded obligations of the Company.

          (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

          (d) "Fair Market Value" of Stock means, as of any given date, the average of the high and the low sale prices of a share of common stock reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table) for such date or, if no such prices are reported for such date, on the most recent trading day prior to the date of grant with respect to which such prices were reported.

          (e) "Option" means the right, granted to a Participant under Section 6, to purchase Stock at the specified exercise price for a specified period of time under the Plan.

          (f) "Participant" means a director who is granted Options or who receives fees in the form of Stock or defers fees in the form of Deferred Stock under the Plan.

          (g) "Restricted Stock" means an award of shares of Stock to a Participant under Section 7, subject to a risk of forfeiture, non-transferability and other conditions until the vesting date specified for such award.

          (h) "Restricted Stock Unit" means an award granted to a Participant under Section 7 which represents the right to receive one share of Stock for each Unit upon settlement, subject to conditions providing for forfeiture upon certain terminations of service until the vesting date and other conditions, including deferral of settlement, until the vesting date or a later specified date.

          (i) "Stock" means the Common Stock, $1.25 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 10.

     3.  SHARES AVAILABLE UNDER THE PLAN.  Subject to adjustment as provided in
Section 10, the total number of shares of Stock reserved and available for delivery under the Plan is 300,000(1). Such shares may be authorized but unissued shares, treasury shares, or shares acquired in the market for the account of the Participant. If any Option expires or terminates for any reason without having been exercised in full, the shares subject to the unexercised portion of such Option will again be available for delivery under the Plan. If any award of Restricted Stock or Restricted Stock Unit is forfeited, the shares of forfeited Restricted Stock or shares not delivered to the Participant in connection with the forfeited Restricted Stock Unit will again be available for awards under the Plan.

     4. ADMINISTRATION OF THE PLAN. The Plan will be administered by the Board of Directors of the Company, provided that any grant of an award or other action conferring substantial benefits on Participants by the Board relating to the Plan will be taken only if, in addition to any other required vote, approved by the affirmative vote of a majority of the directors who are not then eligible to participate under the Plan. The Executive Committee or other Board Committee may perform the functions of the Board hereunder, to the extent authorized under such Committee's charter; in such case, references herein to the Board shall be deemed to include such Committee. Day-to-day administration of the Plan shall be carried out by officers and employees of the Company.

     5. ELIGIBILITY. Each director of the Company who, on any date on which an Option is to be granted under Section 6, Restricted Stock or Restricted Stock Units are to be granted under Section 7, or fees are to be paid, is not an employee of the Company or any subsidiary of the Company will be eligible, at such date, to receive a grant of Options under Section 6, Restricted Stock or Restricted Stock Units under Section 7, or fees in the form of Stock or defer fees in the form of Deferred Stock under Section 8. No person other than those specified in this Section 5 will participate in the Plan.

     6. STOCK OPTIONS. Options may be granted to directors who are then eligible under Section 5 in accordance with policies established from time to time by the Board specifying the directors or classes of directors to be granted Options, the number of shares to be subject to each Option granted, the time or times at which Options will be granted, and other Option terms not specified in this Plan. The initial policy with respect to grants of Options under this
Section 6, effective as of the date of shareholder approval of the amended and restated Plan in 2004 and continuing until modified or revoked by the Board, shall provide for no automatic option grants. Options granted under the Plan will be non-qualified stock options, which will be subject to the following terms and conditions:

          (a) Exercise Price. The exercise price per share of Stock purchasable under an Option will be equal to 100% of the Fair Market Value of Stock on the date of grant of the Option.

          (b) Option Term. Each Option will expire at such time as shall be specified by the Board, but in no event later than the earlier of (i) ten years after the date of grant or (ii) five years after the Participant ceases to serve as a director of the Company for any reason, provided that, if the Participant dies during such five-year post-termination exercise period, such period shall be extended until not later than the date five years after the Participant's death (but in no event more than ten years after the date of grant).

     (1 )Pursuant to two-for-one stock split on February 14, 1997.

          (c) Exercisability. Unless otherwise determined by the Board, each Option will become fully exercisable one year after the date of grant of the Option; provided, however, that an Option previously granted to a Participant will be fully exercisable after the Participant ceases to serve as a director of the Company due to death or disability or retirement under the Company's then-applicable mandatory retirement policy. If a Participant ceases to serve as a director of the Company for any reason other than due to death, disability or mandatory retirement prior to the earlier of the time the Option has become exercisable or the Annual Meeting of Stockholders in the year following the year of grant, the Option shall be forfeited on a pro rata basis based on the portion of the one-year period served since the date of grant.

          (d) Method of Exercise. Each Option may be exercised, in whole or in part, at such time as it is exercisable and prior to its expiration by giving written notice of exercise to the Company specifying the Option to be exercised and the number of shares to be purchased, and accompanied by payment in full of the exercise price in cash (including by check) or by surrender of shares of Stock of the Company already owned by the Participant (except for shares acquired from the Company by exercise of an option less than six months before the date of surrender) having a Fair Market Value at the time of exercise equal to the exercise price, or a combination of a cash payment and such surrender of Stock. In addition, the Board may permit other methods of payment of the exercise price so long as such other methods will not result in the recognition of additional expense by the Company under then applicable accounting rules.

     7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Restricted Stock and/or Restricted Stock Units may be granted to directors who are then eligible under
Section 5 in accordance with policies established from time to time by the Board specifying the directors or classes of directors to be granted such awards, the number of shares of Restricted Stock or Restricted Stock Units to be granted, the time or times at which such awards shall be granted and settled, and other award terms not specified in this Plan.

          (a) Initial Policy. The initial policy with respect to awards under this Section 7, effective as of the date of shareholder approval of the amended and restated Plan in 2004 and continuing until modified or revoked by the Board, shall be to grant 500 Restricted Stock Units on the first business day of May in each year to each director who is then eligible, subject to adjustment as provided in Section 10. Such RSUs shall be settled as promptly as practicable following termination of the Participant's service as a director, and in no event more than 60 days after termination of such service. The Board may permit deferral of settlement to a later date, but no acceleration of the settlement will be permitted.

          (b) Terms of Restricted Stock and Restricted Stock Unit. Restricted Stock and Restricted Stock Units granted under this Section 7 shall be subject to the following terms and conditions:

         (i) Vesting and Forfeiture. The Board may establish terms regarding the times at which Restricted Stock and Restricted Stock Units shall become vested and non-forfeitable. Unless otherwise determined by the Board, an award granted under this Section 7, if not previously forfeited, shall become vested and non-forfeitable as to 100% of the shares of Restricted Stock or Restricted Stock Units at the close of business on the earlier of the first anniversary of the date of grant of such award or the Annual Meeting of Stockholders in the year following the year of grant; provided, however, that if such award was not previously vested or forfeited, (A) it shall vest and become non-forfeitable on an accelerated basis upon the termination of the Participant's service as a director due to death or disability, and (B), in the case of an award of Restricted Stock Units, such award shall vest and become non-forfeitable in full upon the directors retirement under the Company's then-applicable mandatory retirement policy and as to a pro rata portion of the award in the event of any other termination of service, such portion to be determined by multiplying the number of Restricted Stock Units that would become vested at the next vesting date following termination by a fraction the numerator of which is the number of days from the grant date or, if later, the latest vesting date preceding the date of termination and the denominator of which is the sum of the numerator plus the number of days until the next vesting date. Unless otherwise determined by the Board, an award of Restricted Stock not previously vested or forfeited will cease to vest and will be forfeited upon the termination of the Participant's service as a director for any reason other than death, disability or retirement.

        (ii) Dividends on Restricted Stock. The Board may determine whether to pay cash dividends on Restricted Stock in the form of unrestricted cash, cash deferred as to delivery until the lapse of the risk of forfeiture on the Restricted Stock, or additional Restricted Stock the amount of which shall be determined by deeming cash dividends to be automatically reinvested in additional shares of Restricted Stock. Such additional shares of Restricted Stock, and deferred cash if so determined by the Board, shall be subject to the same terms, including risk of forfeiture, as the Restricted Stock on which the dividends were paid. The Secretary may, in his discretion, delay any deemed reinvestment of cash dividends in additional shares of Restricted Stock in order that such transactions take place at the same time as other transactions reportable under Section 16 of the Exchange Act, to promote administrative efficiency in filing Form 4s with the Securities and Exchange Commission.

        (iii) Dividend Equivalents. Dividend equivalents shall be credited on Restricted Stock Units in accordance with Section 9(a). Unless otherwise determined by the Board, additional Restricted Stock Units credited as a result of dividend equivalents shall be subject to the same terms, including risk of forfeiture and time of settlement, as the Restricted Stock Units with respect to which the dividend equivalents were credited.

        (iv) Consideration for Restricted Stock. If shares to be granted as Restricted Stock are not treasury shares, the Board or Secretary of the Company may impose additional conditions upon the grant of the Restricted Stock, possibly including a requirement that cash consideration be paid by the Participant, if and to the extent necessary to ensure that the Company will receive lawful consideration equal to the aggregate par value of the shares being granted as Restricted Stock.

        (v) Restricted Stock Units Subject to Other Terms. The Company will establish a Restricted Stock Units account for each Participant to whom Restricted Stock Units are granted under this Section 7. This account may be combined or made part of other accounts, including deferral accounts, maintained for the Participant under this or other Company plans, for administrative convenience. Restricted Stock Units shall be subject to other terms and conditions specified under Section 9(b) and (c).

     8. RECEIPT OF STOCK OR DEFERRED STOCK IN LIEU OF FEES. Each director of the Company may, in lieu of receipt of fees in his or her capacity as a director (including annual retainer fees for service on the Board, fees for service on a Board committee, and fees for service as chairman of a Board committee) in cash, receive such fees in the form of Stock or defer receipt of such fees in the form of Deferred Stock in accordance with this Section 8, provided that such director is eligible under Section 5 to receive fees in the form of Stock or defer fees in the form of Deferred Stock at the date any such fee is otherwise payable.

          (a) Elections. Each director who elects to receive fees in the form of Stock or defer fees in the form of Deferred Stock for any calendar year must file an irrevocable written election with the Secretary of the Company no later than the June 30 of the preceding year; provided, however, that any newly elected or appointed director may file an election for any year not later than 30 days after the date such person first became a director. The foregoing notwithstanding, the Secretary may specify different deadlines for the filing of any such election, so long as the specified deadline is effective to ensure deferral of federal income taxation of the participant. An election by a director shall be deemed to be continuing and therefore applicable to subsequent Plan years unless the director revokes or changes such election by filing a new election form by the due date for such form specified in this Section 8(a). The election must specify the following:

         (i) A percentage, not to exceed an aggregate of 100% of the Participant's fees, to be received in the form of Stock or deferred in the form of Deferred Stock under the Plan;

         (ii) In the case of a deferral, whether dividend equivalents on Deferred Stock credited to the Participant's deferral account will be paid directly to the Participant in cash or credited to his or her deferral account in cash or deemed to be reinvested in additional Deferred Stock (subject to Section 9(a)); and

        (iii) In the case of a deferral, the period during which settlement of the Deferred Stock will be deferred.

In the event directors' fees are increased during any year, a Participant's elections in effect for such year will apply to the amount of such increase.

          (b) Payment of Fees in the Form of Stock. At any date on which fees are payable to a Participant who has elected to receive fees in the form of Stock, the Company will issue or transfer to such Participant, or to an account designated by such Participant, a number of shares of Stock having an aggregate Fair Market Value at that date equal to the fees, or as nearly as possible equal to the fees, that would have been payable at such date but for the Participant's election to receive Stock in lieu thereof. If the Stock is to be credited to an account maintained by the Participant and to the extent reasonably practicable without requiring the issuance or delivery of fractional shares, the Company shall cause fractional shares to be credited to the Participant's account. If fractional shares are not so credited, any part of the Participant's fees not paid in the form of Stock will be paid in cash to the Participant.

          (c) Deferral of Fees in the Form of Deferred Stock. The Company will establish a deferral account for each Participant who elects to defer fees in the form of Deferred Stock under this Section 8. At any date on which fees are payable to a Participant who has elected to defer fees in the form of Deferred Stock, the Company will credit such Participant's deferral account with a number of shares of Deferred Stock equal to the number of shares of Stock having an aggregate Fair Market Value at that date equal to the fees that otherwise would have been payable at such date but for the Participant's election to defer receipt of such fees in the form of Deferred Stock. Unless otherwise determined by the Company, the amount of Deferred Stock so credited shall include fractional shares calculated to at least three decimal places.

          (d) Vesting. The interest of each Participant in any fees paid in the form of Stock or in any Deferred Stock (and any deferral account relating thereto) shall be at all times fully vested and non-forfeitable.

     9.  CERTAIN TERMS OF RESTRICTED STOCK UNITS AND DEFERRED STOCK.

     (a) Payment or Crediting of Dividend Equivalents. Whenever dividends are paid or distributions made with respect to Stock, a Participant to whom Restricted Stock Units or Deferred Stock is then credited in an account shall be entitled to dividend equivalents in an amount equal in value to the amount of the dividend paid or property distributed on a single share of Stock multiplied by the number of Restricted Stock Units or shares of Deferred Stock (including any fractional share) credited to his or her account as of the record date for such dividend or distribution. The Board may determine whether to pay such dividend equivalents in the form of unrestricted cash, cash deferred as to delivery until the settlement of the Restricted Stock Units or Deferred Stock to which the dividend equivalents related, or additional Restricted Stock Units or Deferred Stock the amount of which shall be determined by dividing the amount of dividend equivalents by the Fair Market Value of a share of Stock at the dividend payment date or another date specified by the Company. Such additional Restricted Stock Units or Deferred Shares, and deferred cash if so determined by the Board, shall be subject to the same terms, including risk of forfeiture in the case of Restricted Stock Units and date of settlement in all cases, as the Restricted Stock Units or Deferred Stock to which the dividend equivalents related. The Secretary may, in his discretion, delay the timing of any conversion of dividend equivalents into additional Restricted Stock Units or Deferred Stock in order that such transactions take place at the same time as other transactions reportable under Section 16 of the Exchange Act, to promote administrative efficiency in filing Form 4s with the Securities and Exchange Commission.

     (b) Settlement of Accounts. The Company will settle the Participant's Restricted Stock Units account and/or deferral account to which Deferred Stock is then credited by delivering to the Participant (or his or her beneficiary) the number of shares of Stock equal to the number of whole Restricted Stock Units and the number of whole shares of Deferred Stock then credited to the account (or a specified portion in the event of any partial settlement), together with cash in lieu of any fractional share remaining at a time that less than one whole Restricted Stock Unit or one whole share of Deferred Stock is credited to such deferral account.

     (c) Designation of Beneficiary. Each Participant may designate one or more beneficiaries to receive the amounts distributable from the Participant's Restricted Stock Units account or deferral account under the Plan in the event of such Participant's death, on forms provided by the Company. The Company may rely upon the beneficiary designation last filed in accordance with the terms of the Plan.

     10. ADJUSTMENT PROVISIONS. In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the

Company, stock split or reverse split, extraordinary dividend (not in the form of stock) that is large, special and non-recurring, liquidation, dissolution, or other similar corporate transaction or event affects Stock such that an adjustment is determined by the Board of Directors to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan, then the Board will, in a manner that is proportionate to the change to the Stock and is otherwise equitable, adjust (i) any or all of the number or kind of shares of Stock reserved for issuance under the Plan, (ii) the number or kind of shares of Stock to be subject to each automatic grant of Options under Section 6 and subject to automatic grants of Restricted Stock and/or Restricted Stock Units under Section 7, (iii) the number and kind of shares of Stock issuable upon exercise of outstanding Options, and/or the exercise price per share thereof (provided that no fractional shares will be issued upon exercise of any Option),
(iv) the number and kind of shares subject to outstanding Restricted Stock or issuable in settlement of outstanding Restricted Stock Units, and (v) the number of kind of shares of Stock to be delivered upon settlement of Deferred Stock under Section 8. The foregoing notwithstanding, no adjustment may be made hereunder except as shall be necessary to maintain the proportionate interest of a Participant under the Plan and to preserve, without exceeding, the value of outstanding awards and potential grants of awards. If at any date an insufficient number of shares are available for the automatic grant of awards as then authorized under the Plan or the receipt of fees in the form of Stock or deferral of fees in the form of Deferred Stock at that date, Restricted Stock or Restricted Stock Units will first be automatically granted under Section 7 proportionately to Participants, to the extent shares are available, followed by Options next automatically granted under Section 6 proportionately to Participants, and then, if any shares remain available, fees shall be paid in the form of Stock or deferred in the form of Deferred Stock proportionately among Participants under Section 8, to the extent shares are available.

     11. CHANGES TO THE PLAN. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant awards or pay fees in the form of Stock or Deferred Stock under the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company's stockholders at the next annual meeting of stockholders having a record date after the date such action was taken if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if the Board of Directors determines in its discretion to seek such stockholder approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previously granted Option, share of Restricted Stock or Restricted Stock Unit or any previous payment of fees in the form of Stock or deferral of fees in the form of Deferred Stock.

     12.  GENERAL PROVISIONS.

     (a) Consideration; Agreements. Awards will be granted under the Plan in order to obtain for the Company the benefit of the services of Participants. The lawful consideration for Stock issued or delivered in lieu of payment of fees or in settlement of Deferred Stock will be the director's services during the period to which the fees paid in the form of Stock or Deferred Stock related. Grants of Options, Restricted Stock and Restricted Stock Units will be evidenced by agreements executed by the Company and the Participant containing the terms and conditions set forth in the Plan together with such other terms and conditions not inconsistent with the Plan as the Board of Directors may from time to time approve.

     (b) Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver Stock in connection with any award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

     (c) Limitations on Transferability. Options, Restricted Stock (prior to the lapse of the risk of forfeiture), Restricted Stock Units, Deferred Stock, and related rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death), and will be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative; provided, however, that Options may be transferred to one or more trusts or other beneficiaries during the lifetime of the Participant in connection with the Participant's estate planning, and may be exercised by such transferees in accordance with the terms of such Option , but only if and to the extent then consistent with the registration of the offer and sale of Stock on Form S-8 or a successor registration form of the Securities and Exchange Commission. Options, Restricted Stock, Restricted Stock Units, Deferred Stock, and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.

     (d) Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in connection with any grant of Options, Restricted Stock, or Restricted Stock Units, payment of fees in the form of Stock, or deferral of fees in the form of Deferred Stock. Accordingly, the Plan shall be construed in a manner consistent with Rule 16b-3, unless the context otherwise requires.

     (e) Continued Service as an Employee. If a Participant ceases serving as a director and, immediately thereafter, is employed by the Company or any subsidiary, then, solely for purposes of Sections 6(b) and (c) and 7(b) of the Plan, such Participant will not be deemed to have ceased service as a director at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a director; provided, however, that such former director will not be eligible for additional grants of Options, Restricted Stock, or Restricted Stock Units or receipt of fees in the form of Stock or deferral of fees in the form of Deferred Stock under the Plan.

     (f) No Right to Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company.

     (g) No Stockholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any rights of a stockholder of the Company unless and until shares of Stock are in fact issued or transferred to such Participant upon exercise or settlement of the award, following the grant of Restricted Stock or upon issuance of Stock under Section 8.

     (h) Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

     13. STOCKHOLDER APPROVAL, EFFECTIVE DATE, AND PLAN TERMINATION. The Plan became effective upon approval by stockholders on April 25, 1995. This amendment and restatement of the Plan will be effective if, and at such time as, the stockholders of the Company have approved it in 2004 by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Options, Restricted Stock, Restricted Stock Units or Deferred Stock under the Plan.

                                                                      APPENDIX B

                               HARSCO CORPORATION

                   1995 EXECUTIVE INCENTIVE COMPENSATION PLAN
                            AS AMENDED AND RESTATED

     1.Purposes.  The purposes of this 1995 Executive Incentive Compensation
       Plan (the "Plan") of Harsco Corporation, a Delaware corporation (the "Company"), are to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward executive officers and other key employees of the Company and its subsidiaries, to link compensation to measures of the Company's performance by providing for incentive awards to be settled in cash and/or stock in order to promote the creation of stockholder value, and to enable such employees to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such employees and the Company's stockholders.

     2.Definitions.  The definitions of awards under the Plan, including
       Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, and Annual Incentive Awards are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed "Awards." The definitions of terms relating to a Change in Control of the Company are set forth in
       Section 8 of the Plan. In addition to such terms and the terms defined in
       Section 1, the following terms shall be defined as set forth below:

        (a) "Award Agreement" means any written agreement, contract, notice to a Participant, or other instrument or document evidencing an Award.

        (b) "Beneficiary" means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b). If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

        (c) "Board" means the Board of Directors of the Company.

        (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.

        (e) "Committee" means the Management Development and Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan. The composition and governance of the Committee shall be governed by the charter of the Committee, as approved by the Board from time to time.

        (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

        (g) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date means the average of the high and the low sale prices of a share of common stock, as reported by a reputable information service for such date or, if no such prices are reported for such date, on the most recent trading day prior to such date for which such prices were reported.

         (h) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

         (i) "Participant" means a person who, as an executive officer or key employee of the Company or a subsidiary, has been granted an Award under the Plan.

         (j) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

         (k) "Stock" means the Common Stock, $1.25 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4.

     3. Administration.

        (a)Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

             (i) to select Participants to whom Awards may be granted;

            (ii) to determine the type or types of Awards to be granted to each
                 Participant;

            (iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule or performance conditions for the lapse of restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and waivers, accelerations, or modifications thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

            (iv) to determine whether, to what extent, and under what
                 circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

            (v) to determine whether, to what extent and under what
                circumstances cash, Stock, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

            (vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

           (vii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

          (viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

           (ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

        (b)Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, the Company's Certificate of Incorporation or Bylaws, or applicable law, the Committee shall have full discretion in exercising authority under the Plan; provided, however, that the Board may perform any function of the Committee under the Plan, in which case references to the "Committee" shall be deemed to include the Board. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and such other functions of the Committee as the Committee may determine, to the fullest extent permitted under Section 157(c) and other applicable provisions of the Delaware General Corporation Law.

        (c)Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     4.Stock Available Under Plan; Per-Person Award Limitations; Adjustments.

        (a)Stock Reserved for Awards. Subject to adjustment as hereinafter provided, the total number of shares of Stock reserved and available for delivery to Participants in connection with Awards under the Plan shall be 4,000,000(1). No Award may be granted if the number of shares to which such Award relates, when added to the

---------------

(1) Pursuant to two-for-one stock split on February 14, 1997.

    number of shares to which other then-outstanding Awards relate, exceeds the number of shares then remaining available for delivery under this Section 4. If all or any portion of an Award is forfeited, settled in cash, or otherwise terminated without delivery of shares to the Participant, the shares to which such Award or portion thereof related shall again be available for Awards under the Plan. The Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting and avoid double counting (in the case of tandem or substitute awards). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

        (b)Annual Individual Limitations. During any calendar year, no Participant may be granted Options, SARs, Restricted Stock, Deferred Stock, and Stock as a bonus or in lieu of other awards under the Plan with respect to more than 150,000(2) shares of Stock. If a potential grant is authorized subject to performance conditions, this limit will apply at the time of such authorization rather than at the time of any resulting grant. In addition, the maximum value of any cash-denominated Annual Incentive Award that may be earned by satisfaction of performance conditions in any calendar year shall not exceed $2,000,000(2).

        (c)Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under
           Section 4(a), (ii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued or transferred to Participants, (iii) the number and kind of shares that may be issued or delivered in respect of other outstanding Awards, (iv) the exercise price, grant price, or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award), and (v) the number of shares with respect to which Awards may be granted to a Participant in any calendar year, as set forth in Section 4(b). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and any performance goals and other criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. The foregoing notwithstanding, no adjustments shall be authorized under this Section 4(c) with respect to ISOs or SARs in tandem therewith to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, and no such adjustment shall be authorized with respect to Awards relating to Stock or Annual Incentive Awards to the extent that such authority would cause such Awards intended to qualify as "qualified performance-based compensation" under

---------------

(2) Approved by the stockholders at the Annual Meeting held on April 29, 1998.

    Section 162(m)(4)(C) of the Code and regulations thereunder to fail to so qualify.

     5.Eligibility. Executive officers and other key employees of the Company and its subsidiaries, including any director or officer who is also such an employee, are eligible to be granted Awards under the Plan. The foregoing notwithstanding, no member of the Committee shall be eligible to be granted Awards under the Plan.

     6.Specific Terms of Awards.

        (a)General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant or upon the occurrence of other events. Awards will be granted under the Plan in order to obtain for the Company and its subsidiaries the benefit of the services of Participants. The Committee may require the payment of other consideration for Awards, including in order to ensure that lawful consideration is paid for Stock in accordance with the Delaware General Corporation Law.

        (b)Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

            (i)Exercise Price.  The exercise price per share of Stock
               purchasable under an Option shall be determined by the Committee; provided, however, that such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option.

            (ii)Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock (including Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other Company plans, or other property (including through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants; provided, however, that Participants shall be permitted to specify that Stock issued upon exercise of Options shall be registered in the name of a person other than the Participant.

           (iii)Expiration Date of Options. No Option shall expire later than ten years after the date of its grant.

           (iv)ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

        (c)Stock Appreciation Rights ("SARs"). The Committee is authorized to grant SARs to Participants on the following terms and conditions:

            (i)Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise, over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which shall be not less than the Fair Market Value of one share of Stock on the date of grant.

            (ii)Other Terms.  The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control (as such term is defined in Section 8(b) or as otherwise defined by the Committee) may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Such Limited SARs may be either freestanding or in tandem with other Awards.

           (iii)Expiration Date of SARs. No SAR shall expire later than ten years after the date of its grant.

        (d)Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

            (i)Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise as the Committee may determine; provided, however, that Restricted Stock the grant of which is not conditioned upon achievement of any performance objective shall be subject to a restriction on transferability and a risk of forfeiture for a period of not less than three years after the date of grant (except that the Committee may accelerate the lapse of such restrictions in the event of the Participant's termination of employment due to death, disability, normal or approved early retirement, or involuntary termination by the Company or a subsidiary without "cause," as defined by the Committee). Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

            (ii)Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, except as otherwise provided in Section 6(d)(i).

           (iii)Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

           (iv)Dividends and Distributions. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. To this end, the Committee may require or permit such dividends to be automatically reinvested through any dividend reinvestment plan or program of the Company, subject to such terms and conditions as the committee may specify. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property is distributed.

        (e)Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

            (i)Award and Restrictions.  Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant.) In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, under such circumstances, in such installments, or otherwise as the Committee may determine.

            (ii)Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes. Deferred Stock subject to a risk of forfeiture may be called "restricted stock units" or otherwise designated by the Committee.

        (f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrange-ments. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

        (g)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a freestanding basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

        (h)Annual Incentive Awards. The Committee is authorized to grant Annual Incentive Awards, which Awards shall represent a conditional right to receive cash and/or Restricted Stock upon achievement of preestablished performance objectives, subject to the following terms and conditions:

            (i)Status of Awards under Section 162(m) of the Code.  It is the intent of the Company that Annual Incentive Awards under this
               Section 6(i) granted to persons who are "covered employees" within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27 until such time as successor proposed regulations or final regulations may be adopted) shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, this Section 6(i), and the definition of "covered employee" and other terms used herein, shall be interpreted in a manner consistent with Code Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a "covered employee" with respect a fiscal year that has not yet been completed, the term "covered employee" as used in this Section 6(i) shall mean only a person determined by the Committee, at the time of grant of an Annual Incentive Award, likely to be a "covered employee" with respect to that fiscal year.

            (ii)Grants of Annual Incentive Awards.  If the Committee determines to grant Annual Incentive Awards with respect to any fiscal year, the Committee shall select the Participants to be granted such Awards and establish the performance objectives, amounts payable and other terms of settlement, and all other terms of such Awards. Such determinations by the Committee shall be made, in the case of any covered employee, not later than the end of the first quarter of that fiscal year or such earlier date as may be necessary to comply with Code Section 162(m) and regulations thereunder.

           (iii)Performance Objectives and Amounts Payable. The performance objectives relating to an Annual Incentive Award shall consist of (A) one(3) or more business criteria, (B) minimum, targeted, and maximum levels of performance with respect to each such business criteria, and (C) amounts payable upon achievement of such levels of performance and at other levels of performance

---------------

(3) Approved by the stockholders at the Annual Meeting held on April 24, 2001.

    between the specified minimum and maximum levels, as specified by the Committee subject to this Section 6(i). In the case of persons determined by the Committee to be covered employees, performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4) (C) of the Code and regulations thereunder, and the business criteria used by the Committee in establishing performance objectives necessary to qualify the Award as "performance-based" under Section 162(m) shall be selected from among the following:

               (1) Annual return on capital;

               (2) Annual earnings per share;

               (3) Annual cash flow provided by operations;

               (4) Annual sales;

               (5) Strategic business criteria, consisting of one or more objectives based on meeting specified sales, market penetration, geographic business expansion goals, cost targets, safety goals, goals relating to acquisitions or divestitures, research and development and product development goals; and/or

               (6) Economic value-added measures.(4)

               The Committee may, in its discretion, specify business criteria other than those stated above in establishing business objectives for such Awards to Participants other than covered employees, but may not specify business criteria other than those stated above in establishing the business objectives necessary to qualify the Award as "performance-based" under Section 162(m) for such Awards to covered employees. The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Achievement of performance objectives necessary to qualify the Award as "performance-based" under Section 162(m) with respect to such Awards shall be measured over a period of one year. Performance objectives may differ for such Awards to different Participants, including such Awards to different covered employees. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award.

           (iv)Payment of Cash and/or Restricted Stock in Settlement. The Committee shall specify whether and to what extent an Annual Incentive Award shall be settled in cash, in shares of Restricted Stock, or in a combination thereof. With respect to covered employees, the Committee shall specify the form or forms of settlement at the time of grant of such Award. If any Restricted Stock is awarded in settlement of such an Award, at least 50% of such Restricted Stock shall be subject to a restriction on transferability and a risk of forfeiture for a period extending until the end of the third fiscal year following the year to which such Award related (except that the Committee may accelerate the lapse of such restrictions in the event of the Participant's termination of

---------------

(4) Approved by the stockholders at the Annual Meeting held on April 24, 2001.

    employment due to death, disability, normal or approved early retirement, or involuntary termination by the Company or a subsidiary without "cause," as defined by the Committee). The Committee may specify additional or longer restrictions on transferability and risks of forfeiture with respect to such Restricted Stock.

           (v) Committee Determinations and Adjustments to Amounts Payable. As promptly as practicable following completion of the year or other period with respect to which performance objectives relating to Annual Incentive Awards are to be achieved, the Committee shall determine whether and to what extent such performance objectives have in fact been achieved. All such determinations by the Committee shall be made in writing. The Committee may, in its discretion, increase or reduce the amounts payable in settlement of such an Award after the date of grant and prior to settlement (including upon consideration by the Committee of other performance criteria), except that the Committee may not exercise discretion to increase the amounts payable in settlement of such an Award to a covered employee. The Committee may not delegate any responsibility under this Section 6(i).

        (i)Other Performance Awards. The Committee is authorized to grant Restricted Stock, Deferred Shares, and bonus Stock in the form of performance Awards. Such Awards may be authorized by the Committee, with the grant subject to achievement of performance objectives, or the Awards in the form of Restricted Stock or Deferred Shares may be granted with terms that require achievement of performance objectives as a condition of vesting, in whole or in part. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance objectives; provided that, in the case of persons determined by the Committee to be covered employees, performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code and regulations thereunder, and the business criteria used by the Committee in establishing performance objectives necessary to qualify the Award as "performance-based" under Section 162(m) shall be selected from among those set forth in Section 6(h)(iii). Performance Awards may measure performance over such period or periods as the Committee may select. Performance objectives may be established at such times as the Committee may select, except that in the case of Awards intended to qualify as "performance-based" under
           Section 162(m) the Committee shall establish the qualifying performance objectives by the deadline applicable under the Section 162(m) regulations. Determinations as to whether performance objectives have been met and performance Awards earned shall be made in writing and otherwise consistent with the requirements of Section 6(h)(v).

     7.Certain Provisions Applicable to Awards.

        (a)Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

        (b)Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to Sections 6(b)(iii) and 6(c)(iii).

        (c)Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting or reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

        (d)Rule 16b-3 Compliance.

It is the intent of the Company that grants and other acquisition transactions under this Plan shall be covered by exemptions under Rule 16b-3 under the Exchange Act in the case of a Participant who is subject to Section 16 of the Exchange Act, and therefore the Plan shall be construed and interpreted in a manner consistent with Rule 16b-3. Unless otherwise specified by the Participant or the Committee, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

        (e)Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 7(e) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

     8.Change in Control Provisions.

        (a) In the event of a "Change in Control," as defined in this Section, the following acceleration provisions shall apply, unless otherwise provided in the applicable Award Agreement (subject to Section 9(e)):

            (i) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions set forth in Sections 7(d)(i) and 9(a); and

            (ii) In the case of any other type of Award, if it is not then subject to performance conditions, the restrictions, deferral of settlement, and forfeiture conditions applicable to such Award shall lapse and such Award shall be deemed fully vested, subject to the restrictions set forth in Sections 7(d)(i) and 9(a).

           (iii) In the case of any other type of Award then subject to performance conditions, the Award Agreement and other document(s) governing the Award shall specify whether and the extent to which the performance conditions will be deemed met and restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and the Award be deemed fully vested, subject to the restrictions set forth in Sections 7(d)(i) and 9(a).

        (b) For purposes of the Plan, a "Change in Control" shall have occurred if:

            (i)Stock Acquisition.  Any "person" (as such term is used in Section
               13(d) and 14(d)(2) of the Exchange Act), other than the Company or a corporation a majority of whose outstanding stock entitled to vote is owned, directly or indirectly, by the Company, is or becomes, other than by purchase from the Company or such a corporation, the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities. Such a Change in Control shall be deemed to have occurred on the first to occur of the business day immediately preceding the date securities are first purchased by a tender or exchange offer, or the date on which the Company first learns of the acquisition of 20% of such securities, or the earlier of the business day immediately preceding the effective date of an agreement for the merger, consolidation or other reorganization of the Company or the date of approval thereof by the stockholders of the Company, as the case may be.

            (ii)Change in Board.  During any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors, (and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds
                ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved,) cease for any reason to constitute at least a majority of the Board of Directors. Such a Change in Control shall be deemed to have occurred on the date upon which the requisite majority of directors fail to be elected by the stockholders of the Company.

           (iii)Other Events. There occurs a change in control of the Company of a nature that would be required to be reported as such in response to Item 1(a) of the Current Report of Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act, or any successor provision to such Item relating to a "change in control," or in any other filing under the Exchange Act.

     9. General Provisions.

        (a)Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

        (b)Limitations on Transferability. Awards and other rights under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Participant's death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries during the lifetime of the Participant in connection with the Participant's estate planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent then consistent with the registration of the offer and sale of Stock on Form S-8 or a successor registration form of the Securities and Exchange Commission, and permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.

        (c)No Right to Continued Employment. Neither the Plan nor any action taken hereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment at any time.

        (d)Taxes. The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations; in such case, the shares withheld shall be deemed to have been delivered for purposes of Section 4(a).

        (e)Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that this authority does not override any express limitation in the Plan, so that the Committee may not waive any condition or right that would be mandatory under the Plan if the same Award were then being newly granted, and provided further, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award.

        (f) No Rights to Awards; No Stockholder Rights. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

        (g)Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

        (h)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

        (i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        (j) Compliance with Code Section 162(m). It is the intent of the Company that Options, SARs, Annual Incentive Awards, and other performance-based Awards granted under Section 6(i) to covered employees shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27). Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.

        (k)Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement will be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

         (l)Effective Date, Stockholder Approval, and Plan Termination. The Plan became effective on January 1, 1995, and was approved by stockholders on April 25, 1995. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

                                                                      APPENDIX C

                     HARSCO CORPORATION (THE "CORPORATION")

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER
                  (AS AMENDED AND RESTATED FEBRUARY 18, 2004)

I. PURPOSE

     The Audit Committee (the "Committee") shall:

     A. Provide assistance to the Board of Directors of the Corporation (the "Board") in fulfilling its responsibility to the stockholders, potential stockholders and investment community with respect to its oversight of:

        (i) The quality and integrity of the Corporation's financial statements;

        (ii) The Corporation's compliance with legal and regulatory requirements;

       (iii) The independent auditor's qualifications and independence;

       (iv) The performance of the Corporation's internal audit function and independent auditors; and

        (v) The establishment and maintenance of processes to assure that an adequate system of internal control is functioning within the Corporation.

     B. Prepare the audit committee report that SEC rules require be included in the Corporation's annual proxy statement.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities outlined in Section IV of this Charter.

II. ORGANIZATION

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom is affirmatively determined by the Board to be an "independent" director under the rules of the New York Stock Exchange. No member of the Committee may serve on the audit committee of more than three public companies, including the Corporation, unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

     All members of the Committee shall be financially literate (or become financially literate within a reasonable period after his or her appointment), as such qualification is interpreted by the Board in its business judgment, and there should be at least one member that has accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment. The Board may also determine, in the exercise of its business judgment, to require at least one member of the Committee (which may include the member that has accounting or related financial management expertise) be an "audit committee financial expert" as determined by the Board under the rules and regulations of the Securities and Exchange Commission ("SEC").

     No member of the Committee shall receive any compensatory fees other than in his or her capacity as a member of the Committee, the Board or any other Board committee. Compensa-tory fees shall not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service that is in no way contingent on continued service. No member of the Committee shall be an "affiliate" of the Corporation under the rules and regulations of the SEC.

     The Chairman of the Board shall submit his recommendation to the Nominating and Corporate Governance Committee for the appointment of members of the Audit Committee and the Chairman of the Committee. The Board shall elect the members and Chairman of the Committee at the annual organizational meeting of the Board to serve until the next annual organizational meeting or until their successors shall be duly elected and qualified.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee will fully discuss with management any questions which it may have regarding matters within the scope of its responsibilities. As part of its job to foster open communication, the Committee shall periodically meet separately with each of management, the internal auditors and the independent auditors to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or a member of the Committee designated by the Chairman, shall meet with management and the independent auditors quarterly to review the financial statements of the Corporation as outlined in Section IV of this Charter.

IV. RESPONSIBILITIES AND DUTIES

     The Audit Committee shall report Committee actions regularly to the full Board and may make appropriate recommendations. The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including any terms of retention. The Committee shall have the authority to approve the fees and expenses payable to such advisors and the independent auditors and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     The Committee shall be given full access to the Corporation's internal audit group, the Board, corporate executives and independent auditors as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board.

     To fulfill its responsibilities and duties, the Committee shall:

DOCUMENTS/REPORTS REVIEW

 1. Review and update this Charter annually, or more frequently as conditions dictate.

 2. Review with management and the independent auditors prior to public dissemination the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61.

 3. Discuss with management and the independent auditors the Corporation's earnings press releases, as well as additional financial information and earnings guidance that management may provide to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information disclosed and the type of presentation made). The discussions need not take place in advance of each earnings release or cover each instance in which the Corporation may provide earnings guidance.

 4. Review summaries of the regular internal reports to management prepared by the internal auditing department and management's response.

INDEPENDENT AUDITORS

 5. Appoint, retain and terminate independent auditors and approve all audit engagement fees and terms.

 6. Inform each registered public accounting firm performing work for the Corporation that such firm shall report directly to the Committee.

 7. Oversee the work of any registered public accounting firm employed by the Corporation, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

 8. Approve in advance any engagement of the independent auditors for audit or non-audit services, other than "prohibited non-audit services."

    The following shall be "prohibited non-audit services": (i) bookkeeping or other services related to the accounting records or financial statements of the Corporation; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services;
    (v) internal audit outsourcing services; (vi) management functions; (vii) human resources; (viii) broker or dealer, investment adviser, or investment banking services; (ix) legal services; (x) expert services unrelated to the audit; and (xi) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

    Notwithstanding the foregoing, pre-approval is not necessary for services other than audit, review or attest services if: (i) the aggregate amount of all such services provided to the Corporation constitutes not more than five percent of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which such services are provided; (ii) such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee.

    The Committee may delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time. The Committee may establish pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular service and the Committee is informed of each service, and such policies and procedures do not include delegation of the Committee's responsibilities to management.

 9. Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

    (a) Obtain and review a report by the Corporation's independent auditors describing: (i) the auditing firm's internal quality-control procedures;
        (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) (to assess the auditor's independence) all relationships between the independent auditor and the Corporation;

    (b) Review and evaluate the lead audit partner.

    (c) Ensure the rotation of the lead audit partner and the concurring audit partner at least every five years, and the rotation of audit team members performing certain services at least every seven years, in accordance with the rules and regulations of the SEC. In addition, the Committee should consider whether there should be regular rotation of the audit firm itself.

    (d) Confirm with any independent accountant retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for providing a second level of review of the audit (the concurring or reviewing audit partner), has not performed audit services for the Corporation in each of the five previous fiscal years of that Corporation.

    (e) Take into account the opinions of management and the Corporation's internal auditors (or other personnel responsible for the internal audit function).

FINANCIAL REPORTING PROCESSES

10. In consultation with the independent auditors and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditors reports from management and the independent auditors regarding: (i) all critical accounting policies and practices to be used by the Corporation; (ii) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles; (iv) major issues as to the adequacy of the Corporation's internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditors and management.

11. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

12. Review with the independent auditors (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management (which the Committee will work with management to resolve in accordance with Section
    IV. 7 of this Charter) and (ii) management's responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditors (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Corporation.

13. Review and discuss with the independent auditors the responsibilities, budget and staffing of the Corporation's internal audit function.

INTERNAL CONTROL FRAMEWORK, CODE OF CONDUCT, AND LEGAL COMPLIANCE

14. Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the Harsco Internal Control Framework and ensuring that all individuals possess an understanding of their roles and responsibilities.

15. Review periodically the Harsco Code of Conduct and ensure that management has established a system to enforce this Code.

16. Review activities, organizational structure, and qualifications of the internal audit department.

17. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

18. Review, with the organization's counsel, any legal matter that could have a significant impact on the Corporation.

19. Discuss with management and the independent auditors the Corporation's guidelines, policies and controls with respect to risk assessment and risk management. The Committee should discuss the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Committee is not the sole body of the Board responsible for reviewing risk assessment and control, and the Committee will support the Board's shared oversight of these matters.

20. Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the Corporation if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for the Corporation was employed by the registered public accounting firm and participated in the audit of the Corporation within one year of the initiation of the current audit.

21. Maintain procedures under or supplemental to the Harsco Code of Conduct for:
    (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

22. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate to fulfill the purposes of the Charter.

REPORTS

23. Provide the report of the Committee required by the rules of the SEC to be included in the Corporation's proxy statement for each annual meeting.

24. Report regularly to the full Board including:

     (i) with respect to any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors or the performance of the internal audit function;

     (ii) following all meetings of the Committee; and

    (iii) with respect to such other matters as are relevant to the Committee's discharge of its responsibilities.

    The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral or written report by the Chairman or any other member of the Committee designated by the Committee to make such report.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

     Nothing contained in this Charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this Charter is intended to alter or impair the right of the members of the Committee to rely, in discharging their oversight role, on the records of the Corporation and on other information presented to the Committee, the Board or the Corporation by its officers or employees or by outside experts such as the independent auditors.

V. ANNUAL PERFORMANCE EVALUATION

     The Committee shall discuss annually, its evaluation of the Committee's effectiveness in performing its responsibilities under this Charter. The Committee shall conduct such evaluation and reviews in such manner as it deems appropriate.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS      Mark Here
INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.                    for Address |_|
                                                                 Change or
                                                                 Comments

ITEM 1. ELECTION OF DIRECTORS

      Nominees:

      01 G. D. H. Butler
      02 J. I. Scheiner
      03 R. C. Wilburn

                          FOR             WITHHELD
                                          FOR ALL

                          |_|               |_|

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

ITEM 2-APPROVE THE 1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN, AS AMENDED AND RESTATED

                          FOR     AGAINST   ABSTAIN

                          |_|       |_|       |_|

ITEM 3-APPROVE THE 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED

                          FOR     AGAINST   ABSTAIN

                          |_|       |_|       |_|

ITEM 4-RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS

                          FOR     AGAINST   ABSTAIN

                          |_|       |_|       |_|

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.


Signature _______________________ Signature ____________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                     Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

    Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

------------------------------------        --------------------------------        -------------------------------
            Internet                                   Telephone                                 Mail
   http://www.eproxy.com/hsc                        1-800-435-6710
                                                                                          Mark, sign and date
Use the Internet to vote your proxy.   OR   Use any touch-tone telephone to    OR           your proxy card
Have your proxy card in hand when           vote your proxy. Have your proxy                     and
you access the web site.                    card in hand when you call.                     return it in the
                                                                                    enclosed postage-paid envelope.
------------------------------------        --------------------------------        -------------------------------

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at www.harsco.com

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               HARSCO CORPORATION

      The undersigned hereby appoints D.C. Hathaway, S.D. Fazzolari and A.J. Sordoni, III and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Harsco Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held April 27, 2004 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

       (Continued and to be marked, dated and signed, on the other side)

________________________________________________________________________________
    Address Change/Comments (Mark the corresponding box on the reverse side)
________________________________________________________________________________



________________________________________________________________________________

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

           You can now access your Harsco Corporation account online.

Access your Harsco Corporation shareholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, Transfer Agent for Harsco Corporation, now makes it easy and convenient to get current information on your shareholder account.

o     View account status

o     View certificate history

o     View book-entry information

o     View payment history for dividends

o     Make address changes

o     Obtain a duplicate 1099 tax form

o     Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
          For Technical Assistance Call 1-877-978-7778 between 9am-7pm
                           Monday-Friday Eastern Time

             Investor ServiceDirect(R) is a registered trademark of
                          Mellon Investor Services LLC